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  As Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-74912, 333-101460

  EARLY SETTLEMENT PROSPECTUS SUPPLEMENT
  (To Prospectus dated April 3, 2002 and Prospectus Supplement dated November 25, 2002)

  6,766 Shares of Common Stock of

  The Chubb Corporation

        In the above-referenced Prospectus Supplement dated November 25, 2002 (the "Prospectus Supplement"), the rights of holders of Equity Units to early settle the warrants that are components of their Equity Units are described under the caption "Description of The Warrants—Early Settlement" on page S-38. The Prospectus dated April 3, 2002 and the Prospectus Supplement, as supplemented by this Early Settlement Prospectus Supplement, is being delivered to holders of Equity Units with respect to the issuance and delivery of 6,766 shares of common stock of The Chubb Corporation in an early settlement of 18,705 warrants.

        Our common stock is listed on the New York Stock Exchange under the symbol "CB." The last reported sale price of our common stock on the New York Stock Exchange on August 8, 2005 was $87.26 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Early Settlement Prospectus Supplement and the accompanying Prospectus Supplement and Prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

        We expect to deliver the shares to the holders of Equity Units who have early settled the warrants on or about August 12, 2005.

August 9, 2005

Prospectus Supplement to Prospectus Dated April 3, 2002

The Chubb Corporation
21,000,000 Common Stock Purchase Warrants
$525,000,000 4.00% Senior Notes Due 2007
in the form of
7.00% Equity Units

        We will issue 21,000,000 mandatorily exercisable warrants to purchase our common stock (24,000,000 mandatorily exercisable warrants if the underwriters exercise their over-allotment option in full) and $525,000,000 aggregate principal amount of 4.00% senior notes due November 16, 2007 ($600,000,000 aggregate principal amount of 4.00% senior notes if the underwriters exercise their over-allotment option in full). The warrants and senior notes will be issued together in the form of Equity Units, each of which will represent one warrant and $25 principal amount of senior notes. After issuance, warrants and senior notes may be separated as described in this prospectus supplement.

  •
  Each warrant will obligate you to purchase from us, no later than November 16, 2005, for a settlement price of $25 in cash, a number of shares of our common stock as described in this prospectus supplement.

  •
  We will also pay you quarterly warrant fees at a rate of 3.00% per year on the stated amount of $25 per warrant, or $0.75 per year, as described in this prospectus supplement.

  •
  The senior notes will initially bear interest at a rate of 4.00% per year, payable quarterly. The senior notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the senior notes may be reset.

  •
  All of the Equity Units will be issued as Corporate Units. Unless you separate your senior note from your warrant by substituting Treasury securities for your senior note, your Equity Unit will remain a Corporate Unit.

  •
  If the senior notes are remarketed successfully before the third business day immediately preceding November 16, 2005, or if a special event redemption described in this prospectus supplement occurs before November 16, 2005, the senior notes represented by the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

  •
  You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or your applicable ownership interest in the Treasury portfolio represented by the Corporate Units, and you can recreate Corporate Units by substituting senior notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities represented by the Treasury Units.

  •
  The senior notes or, if substituted for the senior notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related warrant.

        We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. Our common stock is traded on the New York Stock Exchange under the symbol "CB." On November 25, 2002, the reported last sale price of our common stock on the New York Stock Exchange was $56.64 per share.

        Investing in the Equity Units involves risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement.

	Per Corporate Unit	Total
Public offering price.	$25.00	$525,000,000
Underwriting discounts and commissions	$0.75	$15,750,000
Proceeds, before expenses, to Chubb	$24.25	$509,250,000

        The underwriters may also purchase up to an additional 3,000,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 13 day period beginning on the date of first issuance of the Corporate Units in order to cover over-allotments, if any.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Corporate Units will be ready for delivery on or about December 2, 2002.

Joint Book-Running Managers

Goldman, Sachs & Co.	Salomon Smith Barney

Credit Suisse First Boston	Deutsche Bank Securities	Merrill Lynch & Co.

The date of this prospectus supplement is November 25, 2002

SUMMARY

        This summary highlights certain information incorporated by reference or appearing elsewhere in this prospectus supplement or the accompanying prospectus. As a result, it is not complete and does not contain all of the information that you should consider before purchasing our warrants and senior notes. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement. References to "Chubb" are to The Chubb Corporation. Unless the context otherwise requires, references to "we," "us" and "our" refer to The Chubb Corporation and its consolidated subsidiaries.

The Chubb Corporation

        Chubb was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies ("Chubb Group"). Since 1882, the Chubb Group has provided property and casualty insurance to businesses and individuals around the world. At December 31, 2001, we had total assets of $29.4 billion and shareholders' equity of $6.5 billion. A.M. Best ranks the Chubb Group 13th among U.S. property/casualty operations based on 2001 net written premiums. With more than 12,000 employees in 134 offices in 31 countries, the Chubb Group serves commercial and personal customers through 5,000 independent agents and brokers worldwide.

        Our property and casualty operations are divided into three strategic business units. Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers' compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized executive protection and professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

        In addition to our three strategic insurance business units, in 2000 we organized Chubb Financial Solutions to engage in developing and providing risk-financing services through the capital and insurance markets.

        Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

Recent Developments

        Asbestos-Related Loss Reserves.    In the third quarter of 2002, our actuaries and outside actuarial consultants commenced their periodic ground-up exposure based analysis of our asbestos-related liabilities. As part of this analysis, they considered the significant increase in the number of peripheral defendants in recent years; the increase in the volume of claims and size of awards, particularly for plaintiffs who claim exposure but who have no symptoms of asbestos related disease; and the increase in claims filed under the non-aggregate premises or operations section of general liability policies. Upon completion of the analysis and assessment of the results, our loss reserves were increased by $625 million.

        Rating Agency Actions.    Several of the principal credit rating agencies have recently taken the following actions with respect to our credit ratings:

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  On October 16, 2002, A. M. Best reaffirmed our ratings with stable outlook;

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  On October 30, 2002, Fitch lowered our financial strength, senior unsecured debt and commercial paper ratings with stable outlook;

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  On November 6, 2002, Standard & Poor's Ratings Services ("S&P"), while reaffirming our financial strength rating, lowered our senior debt, counterparty credit, preferred stock and commercial paper ratings with negative outlook; and

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  On November 21, 2002, Moody's Investors Services ("Moody's") lowered our financial strength, senior unsecured debt and preferred stock ratings with stable outlook.

        The following table summarizes The Chubb Corporation's credit ratings from the major independent rating organizations as of November 22, 2002:

	A.M. Best	Standard & Poor's	Moody's	Fitch
Senior unsecured debt rating	aa	A+	A1	A+
Preferred stock rating	a+	A-	(P)A3
Commercial paper	AMB-1+	A-1	P-1	F-1
Counterparty credit rating		A+

        The following table summarizes the Chubb insurance group's financial strength ratings from the major independent rating organizations as of November 22, 2002:

	A.M. Best	Standard & Poor's	Moody's	Fitch
Financial Strength	A++	AA+	Aa2	AA

        Credit ratings are not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

        Management Changes.    On November 4, 2002, we announced that John D. Finnegan, Executive Vice President of General Motors Corporation and Chairman and President of General Motors Acceptance Corporation, has been elected President, Chief Executive Officer and a Director of Chubb and will succeed Dean R. O'Hare effective December 1, 2002. In addition, we announced on that date that, as of December 1, 2002:

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  Our Lead Director, Joel J. Cohen, has been elected non-executive Chairman of the Board;

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  Executive Vice President and Chief Operations Officer Thomas F. Motamed has been promoted to Vice Chairman and Chief Operating Officer; and

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  President John Degnan and Executive Vice President and interim Chief Financial Officer Michael O'Reilly have been promoted to Vice Chairmen and will retain their current responsibilities.

Summary Historical Financial Data

        The following summary historical financial data for, and as of the end of, each of the five years in the period ended December 31, 2001 have been derived from Chubb's consolidated financial statements, which have been audited by Ernst & Young LLP, Chubb's independent auditors. The data as of September 30, 2002 and 2001 and for the nine months ended September 30, 2002 and 2001 have been derived from Chubb's unaudited consolidated financial statements, which include, in the opinion of Chubb's management, all adjustments, consisting of normal recurring accruals, necessary to present fairly Chubb's results of operations and financial position for the periods and dates presented. The summary financial data should be read in conjunction with Chubb's financial statements and the notes to the financial statements that are incorporated in this prospectus supplement and the accompanying prospectus by reference. Results for the nine months ended September 30, 2002 are not necessarily indicative of results for the full year.

	As of or for the Nine Months Ended September 30,				As of or for the Year Ended December 31,
	2002		2001		2001		2000	1999	1998		1997
	(In millions, except per share amounts)
Revenues	$6,693.1		$5,762.3		$7,754.0		$7,251.5	$6,729.6	$6,349.8		$6,664.0
Net Income	166.3	(1)	82.8	(2)	111.5	(3)	714.6	621.1	707.0	(4)	769.5
Net Income Per Share (diluted)	$.96		$.47		$.63		$4.01	$3.66	$4.19		$4.39
Cash Dividends Declared per Common Share	$1.05		$1.02		$1.36		$1.32	$1.28	$1.24		$1.16
Total Assets	$32,533.5		$28,226.7		$29,449.0		$25,026.7	$23,537.0	$20,746.0		$19,615.6
Invested Assets	19,909.7		17,559.7		17,783.9		17,000.6	16,019.4	14,755.3		14,049.6
Unpaid Claims and Claim Expenses	16,752.6		15,094.4		15,514.9		11,904.6	11,434.7	10,356.5		9,772.5
Long-term Debt	1,353.8		755.3		1,351.0		753.8	759.2	607.5		398.6
Shareholders' Equity	6,901.4		6,645.5		6,525.3		6,981.7	6,271.8	5,644.1		5,657.1
Shareholders' Equity per Common Share	$40.35		$39.23		$38.37		$39.91	$35.74	$34.78		$33.53

(1)
Net income has been reduced by net losses of $625.0 million ($406.3 million after-tax or $2.34 per share) related to asbestos claims recognized in the third quarter.

(2)
Net income has been reduced by net costs of $645.0 million ($420.0 million after-tax or $2.37 per share) related to the September 11 attack.

(3)
Net income has been reduced by net costs of $645.0 million ($420.0 million after-tax or $2.39 per share) related to the September 11 attack and by net surety bond losses of $220.0 million ($143.0 million after-tax or $0.81 per share) arising from the bankruptcy of Enron Corp.

(4)
Net income has been reduced by a restructuring charge of $40.0 million ($26.0 million after-tax or $0.15 per share).

The Offering

What are we offering?

        We are offering 21,000,000 mandatorily exercisable warrants to purchase our common stock (24,000,000 mandatorily exercisable warrants if the underwriters exercise their over-allotment option in full) and $525,000,000 aggregate principal amount of 4.00% senior notes due November 16, 2007 ($600,000,000 aggregate principal amount of 4.00% senior notes if the underwriters exercise their over-allotment option in full). We are issuing them together as 21,000,000 Corporate Units (24,000,000 Corporate Units if the underwriters exercise their over-allotment option in full). After they are issued, you can separate the senior notes from the warrants by creating Treasury Units as we describe below under "How can I create Treasury Units from Corporate Units?" Corporate Units and Treasury Units are both referred to in this prospectus supplement as Equity Units. All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of March 12, 1999 between Chubb and First Chicago Trust Company of New York.

What does a Corporate Unit represent?

        Each Corporate Unit has a stated amount of $25 and will represent one warrant and, initially, $25 principal amount of our senior notes due November 16, 2007. You will own the senior note that is represented by a Corporate Unit, but it will be held by the collateral agent and pledged to us to secure your obligation under the warrant that is also represented by that Corporate Unit. If the senior notes are successfully remarketed prior to the third business day preceding November 16, 2005, or if a special event redemption occurs prior to November 16, 2005, in each case as described in this prospectus supplement, the applicable ownership interest in the Treasury portfolio described below under "What is the Treasury Portfolio?" will replace your senior notes as a component of each Corporate Unit you own and will be held by the collateral agent and pledged to us to secure your obligations under the warrant. The senior notes will not trade separately from the Corporate Units unless and until Treasury Units are created by substituting Treasury securities for senior notes, the warrants are settled early or the senior notes are remarketed.

What are the terms of the warrants?

        Each warrant represented by an Equity Unit obligates the holder of the warrant to purchase, and obligates us to sell, on November 16, 2005, which we refer to as the warrant settlement date, for a settlement price of $25 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Warrants—Anti-Dilution Adjustments," as follows:

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  if the applicable market value of our common stock is equal to or greater than $69.10, which we refer to as the threshold appreciation price, the settlement rate will be 0.3618 shares of our common stock per warrant;

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  if the applicable market value of our common stock is less than the threshold appreciation price but greater than $56.64, which we refer to as the reference price, the settlement rate will be a number of shares of our common stock per warrant equal to $25 divided by the applicable market value; and

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  if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.4414 shares of our common stock per warrant.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the warrant settlement date, subject to adjustment under the circumstances set forth in "Description of the Warrants—Anti-Dilution Adjustments." The reference price is the reported last sale price of our common stock on the New York Stock Exchange on the date of this prospectus supplement. The threshold appreciation price represents a 22.0% appreciation over the reference price.

Can I settle a warrant early?

        You can settle a warrant at any time on or prior to the fifth business day immediately preceding the warrant settlement date by paying $25 cash, in which case we will issue to you 0.3618 shares of our common stock pursuant to the warrant, subject to anti-dilution adjustments. This is the minimum number of shares deliverable per warrant on the warrant settlement date. As a result, the market price of our common stock on or before the early settlement date will not affect the number of shares received upon early settlement. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the warrant early at the settlement rate in effect immediately prior to the closing of that merger.

        Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a warrant. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the warrants being settled.

What are Treasury Units?

        Treasury Units are units created from Corporate Units. Each Treasury Unit represents one warrant and a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on November 15, 2005 (CUSIP No. 912820BQ9) which we refer to as a Treasury security. You will own the interest in the Treasury security that is represented by a Treasury Unit, but it will be held by the collateral agent and pledged to us to secure your obligation under the warrant that is represented by that Treasury Unit.

How can I create Treasury Units from Corporate Units?

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the warrant settlement date, to substitute for the related senior notes held by the collateral agent Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the warrant settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Units, but holders of Corporate Units can only make this substitution in integral multiples of 4,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the warrant settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the warrant settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 4,000 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

        A holder of a Corporate Unit will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 4.00% per year on the $25 senior note represented by that Corporate Unit (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio) and warrant fees payable by us at the rate of 3.00% per year on the stated amount of $25 per warrant until the earlier of the warrant settlement date and the most recent quarterly payment date on or before any early settlement of the related warrants.

What payments am I entitled to as a holder of Treasury Units?

        Holders of Treasury Units will be entitled to receive quarterly warrant fees payable by us at the rate of 3.00% per year on the stated amount of $25 per warrant. In addition, original issue discount will accrue on each related Treasury security. When a Treasury Unit is created, the holder of the Treasury Unit will receive the senior note that was represented by the Corporate Unit used to create the Treasury Unit. As a holder of that senior note, the Treasury Unit holder will also be entitled to receive the interest payments on that senior note, as specified below.

Does Chubb have the option to defer current payments?

        We do not have the right to defer the payment of interest on the senior notes. We have the right to defer the payment of warrant fees until no later than the date on which your warrant is settled. Any deferred warrant fees will accrue additional warrant fees at a rate of 7.00% per year, compounded quarterly, until paid.

What are the payment dates for the Equity Units?

        The payments described above in respect of the warrants and senior notes represented by Equity Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003.

What is remarketing?

        Except as described below, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding August 16, 2005 (the date three months prior to the warrant settlement date), which we refer to as the initial remarketing date. The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes approximately equal to (but not less than) 100.50% of the purchase price for the Treasury portfolio described below under "What is the Treasury Portfolio?" To obtain that price, the remarketing agent may increase or decrease the interest rate on the senior notes, as described below.

        If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement described below, is not satisfied, the senior notes will continue to be represented by Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding September 16, 2005, which we call the second remarketing date, and on the third business day immediately preceding October 16, 2005, which we call the third remarketing date, in each case at a price approximately equal to (but not less than) 100.50% of the purchase price of the Treasury portfolio.

        Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder's applicable ownership interest in the Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure the Corporate Unit holder's obligation under the warrants. On the warrant settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the senior notes on November 16, 2005 will be paid to the holders of the Corporate Units.

        The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds of the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

        If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the warrant settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed, but the remarketing on the final remarketing date will be considered successful if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

        If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes sold in the remarketing that are represented by the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder's obligations to purchase common stock under the related warrants on the warrant settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds of the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

What happens if the senior notes are not successfully remarketed?

        If a successful remarketing of the senior notes represented by your Corporate Units has not occurred on or prior to the final remarketing date, you will have the right to put your senior notes to us for par, plus accrued and unpaid interest (whether or not the senior notes are represented by Corporate Units). In that event, unless you have delivered the settlement price in respect of the warrants represented by your Corporate Units to us in cash before the final remarketing date, you will be deemed to have exercised that put right in respect of the corresponding senior notes held as part of your Corporate Units and to have elected to apply a portion of the proceeds of the put equal to the principal amount of the senior notes against your obligations to us under the warrants, thereby satisfying such obligations in full, and we will deliver our common stock to you pursuant to the warrants.

Do I have to participate in the remarketing?

        If you hold Corporate Units, you may elect not to participate in any remarketing and to retain the senior notes represented by your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the warrant agent of your intention to pay cash to satisfy your obligation under the related warrants on or prior to the fifth business day before the warrant settlement date and delivering the cash payment required under the warrants to the collateral agent on or prior to the fourth business day before the warrant settlement date. Following a successful remarketing prior to the third business day immediately preceding the warrant settlement date, holders of Treasury Units can recreate a Corporate

Unit, at any time prior to the second business day immediately preceding the warrant settlement date, as described under "How can I recreate Corporate Units from Treasury Units?"

What is the Treasury portfolio?

        If there is a successful remarketing prior to the third business day preceding the warrant settlement date or if a special event redemption described under "Description of the Senior Notes—Optional Redemption—Special Event" occurs prior to the warrant settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

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  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 16, 2005 in an aggregate amount equal to the principal amount of the senior notes represented by the Corporate Units, and

  •
  either:

            (1)   in the case of a successful remarketing prior to the third business day preceding the warrant settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 16, 2005 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on November 16, 2005 on the principal amount of the senior notes represented by the Corporate Units, or

            (2)   in the case of a special event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the warrant settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes represented by the Corporate Units.

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes?

        Holders of senior notes that are not represented by the Corporate Units may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent along with the senior notes represented by the Corporate Units. See "Description of the Senior Notes—Optional Remarketing." Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Besides participating in a remarketing, how else can I satisfy my obligation under the warrants?

        Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the warrants as follows:

  •
  through early settlement as described under "Can I settle a warrant early?" above;

  •
  through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or the Treasury portfolio in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

  •
  if the first three remarketing attempts have failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, by notifying the warrant agent on or prior to the fifth business day prior to November 16, 2005 and delivering the cash payment required under the related warrants on or prior to the fourth business day immediately prior to November 16, 2005;

  •
  through the exercise of your right to put the senior notes to us at par, plus accrued and unpaid interest, and the application of a portion of the proceeds of the put equal to the principal amount of the senior notes against your obligation to us under the warrants; or

  •
  without any further action, upon the termination of the warrants as a result of our bankruptcy, insolvency or reorganization.

        If the holder of a Corporate Unit or Treasury Unit settles the related warrant early, or if the holder's warrant is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued warrant fees. See "Description of the Warrants—Early Settlement upon Cash Merger."

What interest payments will I receive on the senior notes?

        Interest on the senior notes will be payable quarterly in arrears initially at the annual rate of 4.00% per annum to, but excluding, the reset effective date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed. Following a reset of the interest rate, interest will be payable on the senior notes at the reset rate from and including the reset effective date to, but excluding, November 16, 2007. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate.

What are the interest payment dates on the senior notes?

        The interest payment dates on the senior notes are February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003 and ending on the maturity date of the senior notes.

When will the interest rate on the senior notes be reset and what is the reset rate?

        Unless a special event redemption has occurred, the interest rate on the senior notes may be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes represented by the Corporate Units to have an approximate aggregate market value on the remarketing date of approximately (but not less than) 100.50% of the Treasury portfolio purchase price, in the case of a remarketing prior to the final remarketing date, or approximately 100.50% of the aggregate principal amount of the senior notes (but not less than 100% of that amount plus fees and commissions, if any), in the case of the final remarketing. The interest rate on the senior notes will not be reset if there is not a successful remarketing. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the senior notes be redeemed?

        The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the warrant settlement date, as described in this prospectus supplement under "Description of the Senior Notes—Optional Redemption—Special Event." Following any such redemption of the senior notes, which we refer to as a special event redemption, the redemption price for the senior notes that are represented by Corporate Units will be paid to the collateral agent, which will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure your obligations under the related warrants. Holders of senior notes that are not represented by Corporate Units will receive the redemption price paid in such special event redemption.

What is the ranking of the senior notes?

        The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See "Description of Debt Securities" in the accompanying prospectus.

What are the U.S. federal income tax consequences related to ownership of the Equity Units and senior notes?

        By purchasing Corporate Units in this offering, you will agree for U.S. Federal income tax purposes to treat each Corporate Unit as a unit consisting of a senior note and a warrant. In addition, you will agree to treat the senior notes as our indebtedness for all tax purposes, and to treat the warrants as forward contracts in respect of our common stock for all tax purposes. You must allocate the purchase price of the Corporate Units between the senior notes and the warrants in proportion to their respective fair market values, which will establish your initial tax basis in each of those securities. We expect to report the fair market value of each senior note as $25 and the fair market value of each warrant as $0.00.

        For U.S. federal income tax purposes, we intend to take the position that the senior notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount, and, under the senior notes indenture, you will agree to take that position. As discussed more fully under "United States Federal Income Tax—Senior Notes—Original issue discount," the effects of this method will be (1) to require you for all accrual periods through August 16, 2005 (and possibly thereafter) to accrue interest in excess of distributions actually received by you regardless of your method of accounting and (2) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or disposition of the Equity Units to the extent attributable to the senior notes, with the result that such ordinary income may not be offset against capital loss, if any, attributable to a warrant.

        Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of Equity Units or instruments similar to Equity Units, you are urged to consult your own tax advisor concerning the tax consequences of an investment in Equity Units. For additional information, see "United States Federal Income Tax."

Will the Equity Units be listed on a stock exchange?

        We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. Neither the Treasury Units nor the senior notes will initially be listed; however, in the event that either of those securities is separately traded to a sufficient extent that applicable exchange listing requirements are met, we also will attempt to cause those securities to be listed.

What are the rights and privileges of the holders of common stock?

        The shares of our common stock that you will be obligated to purchase under the warrants have one vote per share. For more information, please see the discussion of our common stock in the accompanying prospectus under the heading "Description of Capital Stock."

What are the uses of proceeds from the offering?

        We intend to use the net proceeds from the sale of the Corporate Units for general corporate purposes, including capital contributions to our subsidiaries. See "Use of Proceeds" in this prospectus supplement.

THE OFFERING — EXPLANATORY DIAGRAMS

        The following diagrams demonstrate some of the key features of the warrants, senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

        The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset on the date that is three months before the warrant settlement date, the settlement rate is not adjusted and early settlement does not apply.

Warrants

        Corporate Units and Treasury Units both represent in part a warrant under which the holder agrees to purchase shares of our common stock on the warrant settlement date. In addition, these warrants include unsecured warrant fees as shown in the diagrams on the following pages.

Value of Shares Delivered Upon Settlement of a Warrant	Number of Shares Delivered Upon Settlement of a Warrant

Notes:

(1)
The reference price is the reported last sale price of our common stock on the New York Stock Exchange on the date of this prospectus supplement.

(2)
The threshold appreciation price represents a 22.0% appreciation over the reference price.

(3)
The "applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the warrant settlement date.

(4)
If the applicable market value of our common stock is less than or equal to the reference price of $56.64, the number of shares of our common stock to be delivered to a holder of a warrant will be calculated by dividing the stated amount of $25 by the reference price.

(5)
If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $69.10, the number of shares of our common stock to be delivered to a holder of a warrant will be calculated by dividing the stated amount by the applicable market value.

(6)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of a warrant will be calculated by dividing the stated amount by the threshold appreciation price.

Corporate Units

        A Corporate Unit represents two components as described below:

  •
  The holder of a Corporate Unit owns the senior note that is represented by the Corporate Unit but will pledge the senior note to us to secure its obligation under the related warrant.

  •
  The foregoing analysis assumes that the senior notes are successfully remarketed on the third business day immediately preceding August 16, 2005. Following such a remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio would replace the senior notes as a component of the Corporate Units, and holders of the Corporate Units would receive a quarterly payment on November 16, 2005 at the same annual rate as was paid on the senior notes prior to the remarketing.

  •
  If the Treasury portfolio has replaced the senior notes as a result of a special event redemption prior to November 16, 2005, the applicable ownership interest in the Treasury portfolio would also replace the senior note as a component of the Corporate Unit.

Treasury Units

        A Treasury Unit represents two components as described below:

  •
  The holder owns the Treasury security that is represented by the Treasury Unit but will pledge the Treasury security to us through the collateral agent to secure its obligations under the related warrant. Unless the warrant is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder's obligation under the related warrant.

  •
  Treasury Units can only be created with integral multiples of 40 Corporate Units.

Senior Notes

        Senior notes have the terms described below:

Transforming Corporate Units into Treasury Units and Senior Notes

  •
  To create a Treasury Unit, a holder separates a Corporate Unit into its components—the warrant and the senior note, and then combines the warrant with a Treasury security that matures on the day immediately preceding the warrant settlement date.

  •
  The Treasury security together with the warrant constitutes a Treasury Unit. The senior note, which is no longer represented by the Corporate Unit, is released to the holder and is tradable as a separate security.

  •
  A holder owns the Treasury security that is represented by the Treasury Unit but will pledge the Treasury security to us through the collateral agent to secure its obligation under the related warrant.

  •
  Following the successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

  •
  The holder can also transform Treasury Units and senior notes (or, following a successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be represented by the Treasury Unit, will be released to the holder and will be tradable as a separate security.

  •
  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 40 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 4,000 Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of 4,000 Treasury Units.

RISK FACTORS

        In considering whether to purchase the warrants and senior notes, you should carefully consider all of the information that we have included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below. Because the warrants and senior notes are being offered together as Corporate Units, you are making an investment decision with regard to our common stock and our senior notes. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities.

Risks Relating to Our Business

Payment of obligations under gas forward purchase surety bonds would adversely affect our results of operations.

        We have in force several gas forward purchase surety bonds. The total amount of bonds with one principal, Aquila, Inc., is $550 million. These bonds are uncollateralized. The combined amount of all other gas forward surety bonds is approximately $250 million. Approximately $140 million of these bonds are uncollateralized. There is currently no reinsurance in place covering our obligations under any of these bonds.

        These bonds are similar to some of the bonds that we issued on behalf of Enron Corp. on which payment was triggered by Enron's bankruptcy in December 2001. Under the gas forward purchase surety bond structure, gas suppliers entered into long-term gas purchase agreements pursuant to which they agreed to supply specified quantities of gas to the beneficiaries under our surety bonds. In exchange for the gas purchase agreement, the beneficiaries under our surety bonds made an agreed upon advance payment for the gas. Our surety bonds secure the suppliers' obligation to supply gas. Under the terms of these bonds, our entire obligation to pay could be triggered if the related supplier failed to provide gas under its forward purchase contracts or was the subject of a bankruptcy filing.

        Certain of these suppliers, including Aquila, Inc., have suffered ratings downgrades. Although each of the suppliers continues to perform its obligations under the related gas forward purchase agreements, if payment under the Aquila surety bonds were triggered or if payment under all of the other gas forward surety bonds were triggered, such payments would have a material adverse effect on our results of operations.

Our loss reserves relating to the September 11 terrorist attack are subject to considerable uncertainty.

        We estimate that our gross claims and claim expenses from the September 11 attack were about $3 billion. Our net claims and claim expenses were about $665 million due to various reinsurance agreements. Business interruption claims from the September 11 attack will take some time to resolve, while potential liability claims could take years to settle. In addition, certain of our reinsurers are questioning our interpretation and/or application of some provisions of our property per risk reinsurance agreements. The questions that have been raised generally involve the applicable limit of reinsurance coverage available to us, the definition of what constitutes one risk, our accumulation of exposure in the various buildings destroyed or damaged and our adherence to our underwriting guidelines. Our loss reserves related to the September 11 attack are subject to considerable uncertainty. It is possible that our estimate of ultimate gross losses related to the September 11 attack, as well as our estimate of the collectibility of reinsurance recoverables related to the attack, may change in the future and that the change in estimate could have a material effect on our results of operations.

Results of Chubb Financial Solutions are subject to volatility from period to period.

        Since its inception in 2000, Chubb Financial Solutions' non-insurance operations have been primarily in the credit derivatives business, principally as a counterparty in portfolio credit default swap contracts.

These contracts generally require Chubb Financial Solutions to make payment to a counterparty to the extent cumulative losses on a portfolio of securities, loans or other debt obligations exceed a specified amount. The credit default swaps are carried at estimated fair value in our financial statements, with changes in fair value reflected in income in the period of the change. The fair value of our obligations under our credit default swaps depends in part on credit spreads and interest rate levels. The non-insurance business of Chubb Financial Solutions produced a loss before taxes of $55.9 million in the first nine months of 2002 and $40.4 million in the third quarter, mostly due to mark-to-market adjustments. The increase in the fair value of our obligations related to the credit default swaps was primarily caused by a substantial widening of market credit spreads. Thus, income/loss from Chubb Financial Solutions is subject to volatility from period to period and can create volatility in our reported earnings.

We may incur additional losses if our property-liability loss reserves are insufficient.

        The process of establishing loss reserves is complex and imprecise as it reflects significant judgmental factors. This is true because claim settlements to be made in the future will be impacted by changing rates of inflation and other economic conditions, changing legislative, judicial and social environments and any changes in our claim handling procedures.

        We use a variety of actuarial methods to estimate loss reserves. These methods generally utilize analyses of historical patterns of the development of paid and reported losses by accident year for each class of business. This process relies on the basic assumption that past experience, adjusted for the effects of current developments and likely trends, is an appropriate basis for predicting future outcomes.

        Our loss reserves include amounts related to short tail and long tail classes of business. Short tail classes consist principally of homeowners, personal valuables and commercial property business. For these classes, the estimation of loss reserves is less complex because claims are generally reported and settled quickly and the claims relate to tangible property.

        Long tail classes include directors and officers liability and other executive protection coverages, commercial excess liability and other liability classes. Most of our loss reserves relate to long tail liability classes of business. For many liability claims significant periods of time, ranging up to several years or more, may elapse between the occurrence of the loss, the reporting of the loss and the settlement of the claim. The longer the time span between the incidence of a loss and the settlement of the claim, the more the ultimate settlement amount can vary. For the long tail liability classes, a relatively small proportion of net losses in the more recent accident years are reported claims and an even smaller proportion are paid losses. Therefore, a relatively large proportion of our net losses for these classes are reserves for incurred but not reported losses—claims that had not yet been reported to us, some of which were not yet known to the insured, and future development on reported claims. In fact, approximately 60% of our aggregate net loss reserves at September 30, 2002 were for incurred but not reported losses.

        In spite of the inherent imprecision in the loss reserving process, financial reporting requirements dictate that we and other insurance companies report a single amount as the estimate of loss reserves at each balance sheet date.

        Judicial decisions and legislative actions continue to broaden liability and policy definitions and to increase the severity of claim payments. As a result of this and other societal and economic developments, the uncertainties inherent in estimating ultimate claim costs on the basis of past experience have been exacerbated, further complicating the already complex loss reserving process.

        The uncertainties relating to asbestos and toxic waste claims on insurance policies written many years ago are exacerbated by inconsistent court decisions and judicial and legislative interpretations of coverage that in some cases have tended to erode the clear and express intent of such policies and in others have expanded theories of liability. The insurance industry as a whole is engaged in extensive litigation over these coverage and liability issues and is thus confronted with a continuing uncertainty in its efforts to quantify these exposures.

        Given the factors described above, it is not possible to quantify precisely the ultimate exposure or range of exposures represented by claims and related litigation. We have established reserves that represent our best estimate of ultimate claims and claim adjustment expenses at September 30, 2002 based upon facts currently known and the present state of the law and coverage litigation. However, given the expansion of coverage and liability by the courts and the legislatures in the past and the possibility of similar actions in the future, additional increases in loss reserves may emerge in future periods in an amount that could be material to our financial condition and results of operations.

The effects of emerging claim and coverage issues on our business are uncertain.

        As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claim and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. Recent examples of emerging claims and coverage issues include:

  •
  increases in the number and size of water damage claims related to expenses for testing and remediation of mold conditions;

  •
  the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, which have caused increases in the frequency and severity of claims;

  •
  changes in interpretation of the named insured provision with respect to the uninsured/underinsured motorist coverage in commercial automobile policies; and

  •
  a growing trend of plaintiffs targeting property and casualty insurers in purported class action litigation relating to claim-handling and other practices.

The effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict and could harm our business.

Catastrophe losses could materially reduce our profitability.

        As a property-liability insurance holding company, our insurance operations expose us to claims arising out of catastrophes. We have experienced, and will in the future experience, catastrophe losses which may materially reduce our profitability or harm our financial condition. Catastrophes can be caused by various natural events, including hurricanes, windstorms, earthquakes, hail, severe winter weather and fires. Catastrophes can also be man-made, such as the terrorist attack of September 11, 2001. Our estimated net costs incurred as a result of the terrorist attack of September 11, 2001 totaled $645 million. The frequency and severity of catastrophes are inherently unpredictable. It is possible that both the frequency and severity of man-made catastrophic events will increase.

        The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Our ability to write new business could also be affected. We believe that increases in the value and geographic concentration of insured property and the effects of inflation could increase the severity of claims from catastrophic events in the future. In addition, states have from time to time passed legislation that has the effect of limiting the ability of insurers to manage catastrophe risk, such as legislation prohibiting insurers from withdrawing from catastrophe-prone areas.

Recent management changes cause uncertainty.

        Dean R. O'Hare, who has been our Chief Executive Officer for 14 years, will retire as Chairman and Chief Executive Officer on November 30, 2002. John D. Finnegan, Executive Vice President of General Motors Corporation and Chairman and President of General Motors Acceptance Corporation, will become our President and Chief Executive Officer and a Director on December 1, 2002.

        In addition, since September 26, 2002, Michael O'Reilly, who has been our Chief Investment Officer since 1988, has been our interim Chief Financial Officer.

        During the transition of the Chief Executive Officer position and until our permanent Chief Financial Officer is identified, there may be uncertainty among investors, rating agencies and others concerning our future direction and operating philosophy. This uncertainty may increase the volatility of our market price, and may adversely affect (or delay favorable actions with respect to) our credit ratings.

If our real estate assets are not sold or developed as presently contemplated, impairment losses may be recognized.

        At September 30, 2002, we owned land with a carrying value of $300 million that we expect will be developed in the future and commercial properties and land parcels under lease with a carrying value of approximately $180 million.

        The recoverability of the carrying value of our real estate assets is assessed based on our ability to fully recover costs through a future revenue stream. The assumptions used reflect future improvement in demand for office space, an increase in rental rates and the ability and intent to obtain financing in order to hold and develop such remaining properties and protect our interests over the long term. If the assets are not sold or developed or if leased properties do not perform as presently contemplated, it is possible that impairment losses may be recognized.

We may not be able to recover all of our deferred tax assets relating to losses and foreign taxes incurred by Chubb Europe.

        At September 30, 2002, we recorded a deferred income tax asset of $115 million related to the expected future U.S. tax benefit of losses and foreign taxes incurred by Chubb Insurance Company of Europe (Chubb Europe). The losses in Chubb Europe were the result of underwriting losses in the last three years due to inadequate prices and adverse claim trends, particularly for directors and officers liability and errors and omissions liability coverages. Although realization is not assured, in management's judgment, it is more likely than not that Chubb Europe will generate sufficient taxable income to realize the future tax benefit of the losses and foreign taxes. If our estimates of future taxable income in Chubb Europe were revised, and it was no longer more likely than not that the future tax benefits would be realized, we would need to provide a valuation allowance against some or all of the above deferred income tax asset. The effect on our results of operations could be significant.

Cyclicality of the property-liability insurance industry may cause fluctuations in our results.

        The property-liability insurance business, especially the commercial lines business, historically has been characterized by periods of intense price competition due to excess underwriting capacity, which has in the past had, and could in the future have, an adverse effect on our results. Periods of intense price competition historically have alternated with periods when shortages of underwriting capacity have permitted attractive premium levels. We expect this cyclicality to continue. The periods of intense price competition in the cycle could harm our financial condition, profitability or cash flows.

        A number of factors, including many that are volatile and unpredictable, can have a significant impact on cyclical trends in the property-liability insurance industry and the industry's profitability. These factors include:

  •
  an apparent trend of courts to grant increasingly larger awards for certain damages;

  •
  catastrophic hurricanes, windstorms, earthquakes and other natural disasters, as well as the occurrence of man-made disasters (e.g., the September 11, 2001 terrorist attack);

  •
  availability, price and terms of reinsurance;

  •
  fluctuations in interest rates;

  •
  changes in the investment environment that affect market prices of and income and returns on investments; and

  •
  inflationary pressures that may tend to affect the size of losses experienced by insurance companies.

        We cannot predict whether or when market conditions will improve, remain constant or deteriorate. Negative market conditions may impair our ability to write insurance at rates that we consider appropriate relative to the risk assumed. If we cannot write insurance at appropriate rates, our ability to transact business would be significantly and adversely affected.

A downgrade in our ratings could adversely impact the competitive positions of our operating businesses.

        Several of the principal credit rating agencies have recently taken the following actions with respect to our credit ratings:

  •
  On October 16, 2002, A.M. Best reaffirmed our ratings with stable outlook;

  •
  On October 30, 2002, Fitch lowered our financial strength, senior unsecured debt and commercial paper ratings with stable outlook;

  •
  On November 6, 2002, S&P, while reaffirming our financial strength rating, lowered our senior debt, counterparty credit, preferred stock and commercial paper ratings with negative outlook; and

  •
  On November 21, 2002, Moody's lowered our financial strength, senior unsecured debt and preferred stock ratings with stable outlook.

        Reasons given by S&P and Moody's for their recent ratings actions included concerns about possible prospective capital strains due to a high premium growth rate, current loss experience in certain specialty and personal lines, pending management changes, volatility of our recent operating performance, our continued exposure to catastrophe-related losses and Moody's continuing concern about property/casualty insurers' exposure to asbestos liabilities. Although we believe that the capital to be raised in this offering will be sufficient to support our current capital needs, substantial premium growth rates, any substantial catastrophic loss (whether natural or man-made), payments under outstanding gas forward purchase surety bonds or other emerging claim or coverage issues could create future capital strains.

        The lower credit ratings for The Chubb Corporation can increase our cost of borrowing and adversely affect the competitive position of our Chubb Financial Solutions' non-insurance operations, which is dependent on the strength of Chubb's parental guarantee. Financial strength ratings can be an important factor in establishing the competitive position of our insurance subsidiaries. There can be no assurance that our ratings will continue for any given period of time or that they will not be changed. Further reductions in our ratings could adversely affect the competitive positions of our operating businesses.

The inability of our subsidiaries to pay dividends in sufficient amounts would harm our ability to meet our obligations and pay future dividends.

        We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations, dividends to shareholders and corporate expenses. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, on earnings and on regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. Such regulation generally provides that transactions between companies within the holding company system must be fair and equitable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may be subject to prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are also subject to licensing and supervision by government regulatory agencies in the jurisdictions in which they do business. These regulations may set standards of solvency that must be met and maintained, the nature of and limitation on investments and the nature of and limitations on dividends to policyholders and shareholders. These regulations may affect our subsidiaries' ability to provide us with dividends.

Our businesses are heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

        Our insurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they conduct business. This regulation is generally designed to protect the interests of policyholders, as opposed to insurers and their shareholders and other investors, and relates to authorization for lines of business, capital and surplus requirements, investment limitations, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, premium rates and a variety of other financial and nonfinancial components of an insurance company's business.

        Virtually all states require insurers licensed to do business in their state to bear a portion of the loss suffered by some insureds as the result of impaired or insolvent insurance companies. In addition, in various states, our insurance subsidiaries must participate in mandatory arrangements to provide various types of insurance coverage to individuals or other entities that otherwise are unable to purchase that coverage from private insurers. The effect of these and similar arrangements could reduce our profitability in any given period or limit our ability to grow our business.

        In recent years, the state insurance regulatory framework has come under increased federal scrutiny, and some state legislatures have considered or enacted laws that may alter or increase state authority to regulate insurance companies and insurance holding companies. Further, the National Association of Insurance Commissioners, or NAIC, and state insurance regulators are reexamining existing laws and regulations, specifically focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws. Any proposed or future legislation or NAIC initiatives may be more restrictive than current regulatory requirements or may result in higher costs.

        In response to the terrorist attack on September 11, 2001, the United States Congress has enacted legislation designed to ensure, among other things, the availability of insurance coverage for terrorist acts, including by requiring insurers to provide such coverage. This legislation and any further governmental intervention could materially and adversely affect us by, among other things, requiring coverage for terrorist acts to be offered by insurers, benefiting our competitors or reducing the demand for our products.

Intense competition for our products could harm our ability to maintain or increase our profitability and premium volume.

        The property and casualty insurance industry is highly competitive. We compete not only with other stock companies but also with mutual companies, other underwriting organizations and alternative risk sharing mechanisms. We compete for business not only on the basis of price, but also on the basis of availability of coverage desired by customers and quality of service, including claim adjustment service. We may have difficulty in continuing to compete successfully on any of these bases in the future.

        If competition limits our ability to write new business at adequate rates, our ability to transact business would be materially and adversely affected and our results of operations would be adversely affected.

Our stock price may be volatile.

        Factors such as quarterly variations in our financial results, announcements by us or our competitors, developments affecting us and general market volatility could cause the market price of our common stock to fluctuate significantly.

Risks Relating to the Securities

You assume the risk that the market value of our common stock may decline.

        As a holder of Corporate Units or Treasury Units, you will have an obligation to buy shares of our common stock pursuant to the warrant that is represented by the Corporate Units or Treasury Units. On November 16, 2005, unless you pay cash to satisfy your obligation under the warrant or the warrants are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (y) either the proceeds derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the foreclosure of the senior notes, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

        The number of shares of our common stock that you will receive upon the settlement of a warrant is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding November 16, 2005, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the warrant settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $56.64, the market value of the common stock issued to you pursuant to each warrant on November 16, 2005 (assuming that the market value is the same as the applicable market value of the common stock) will be less than the price per share paid by you for the common stock on the warrant settlement date. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

        Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the warrant on November 16, 2005 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the warrant settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of 22.0% over $56.64). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the warrant. Furthermore, if the applicable market value of our common stock exceeds the threshold appreciation price, you would receive on November 16, 2005 only approximately 82% of the value of the shares of common stock you could have purchased with $25 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

        The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock represented by the warrants and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on November 16, 2005, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

        The number of shares of common stock that you are entitled to receive on November 16, 2005, or as a result of early settlement of a warrant, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on November 16, 2005, or as a result of early settlement of a warrant for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the warrants and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on November 16, 2005 to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

The secondary market for the Corporate Units, Treasury Units or senior notes may be illiquid.

        It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Corporate Units, Treasury Units or senior notes. We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will also try to list the Treasury Units or the senior notes. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting your Corporate Units to Treasury Units or your Treasury Units to Corporate Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if listed, will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders electing to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

        Although you will be the beneficial owner of the related senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be held by the collateral agent and pledged to secure your obligations under the related warrants. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the warrants, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The senior notes may be redeemed upon the occurrence of a special event.

        We may redeem the senior notes, on not less than 30 days' nor more than 60 days' prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the senior notes represented by the Corporate Units and the warrant settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the senior notes for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. Unless the senior notes have been successfully remarketed, if the special event redemption occurs before November 16, 2005, the redemption price payable to you as a holder of the Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the warrants represented by the Corporate Units. If your senior notes are not represented by Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any senior notes redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear, and the senior notes are subject to certain unfavorable tax rules.

        No statutory, judicial or administrative authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. Under the senior notes indenture, we and each holder will agree to treat the senior notes as contingent payment debt instruments for U.S. federal income tax purposes. As a result, you will be required, subject to some adjustments, to include interest in income based on our comparable yield, which is generally the rate at which we would borrow if we issued non-contingent debt instruments with terms substantially the same as the senior notes, and which we have determined to be 4.80%. Additionally, any gain on the disposition of the senior notes before the interest rate reset (or before November 16, 2005, if there is no successful remarketing) generally will be treated as ordinary interest income; thus, the ability to offset that interest income with a loss, if any, on a warrant may be limited. For additional information, see "United States Federal Income Tax—Senior Notes—Original issue discount."

The warrant agreement will not be qualified under the Trust Indenture Act and the obligations of the warrant agent are limited.

        The warrant agreement between us and the warrant agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the warrant agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the warrant agreement or the warrant agent. The senior notes that are represented by the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the senior notes represented by the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        The accompanying prospectus, as supplemented by this prospectus supplement, contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and are identified by their use of terms and phrases such as "believe," "anticipate," "could," "estimate," "intend," "may," "plan," "expect" and similar expressions, including references to assumptions. Such forward-looking statements may be included in, but are not limited to, various filings made by us with the Securities and Exchange Commission, which we refer to as the "SEC." These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. You should not place undue reliance on these forward-looking statements, which reflect our management's analysis, judgment, belief or expectation only as of the date of this prospectus supplement.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for these forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ significantly from the results discussed in the forward-looking statements. The factors that could cause actual results to differ materially from those suggested by any such statements include but are not limited to those discussed or identified from time to time in the our public filings with the SEC and specifically include risks or uncertainties associated with any one or more of the following:

  •
  the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

  •
  global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

  •
  the outbreak of war with Iraq;

  •
  premium price increases and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

  •
  our expectations with respect to cash flow projections and investment income and with respect to other income;

  •
  the adequacy of loss reserves including:

  –
  our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;

  –
  any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

  –
  developments in judicial decisions or legislative actions relating to coverage and liability for asbestos and toxic waste claims;

  –
  developments in judicial decisions or regulatory actions relating to coverage and liability for mold claims;

  •
  the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, including:

  –
  the effects on the energy markets and the companies that participate in them, and in particular as they may relate to concentrations of risk in our surety business;

  –
  the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

    –
    claims and litigation arising out of accounting and other corporate governance disclosures by other companies;

    –
    claims and litigation arising out of investment banking practices;

    –
    legislative or regulatory proposals or changes, including the certifications required by SEC Order 4-460 and the changes in law and regulation required under the Sarbanes-Oxley Act of 2002;

  •
  our ability to generate taxable income in Europe;

  •
  our assumptions with respect to future demand for office space and with respect to rental rates;

  •
  changes in management;

  •
  any downgrade in our claims-paying, financial strength or credit ratings; and

  •
  general economic conditions including:

  –
  changes in interest rates, market credit spreads and the performance of the financial markets, generally and as they relate to credit risks assumed by the Chubb Financial Solutions unit in particular;

  –
  changes in domestic and foreign laws, regulations and taxes;

  –
  changes in competition and pricing environments;

  –
  regional or general changes in asset valuations;

  –
  the occurrence of significant weather-related or other natural or man-made disasters;

  –
  the inability to reinsure certain risks economically;

  –
  changes in the litigation environment; and

  –
  general market conditions.

        We assume no obligation to update any forward-looking statements set forth in this document or any forward-looking statements incorporated by reference herein, all of which speak as of the respective dates thereof.

ACCOUNTING TREATMENT

General

        The proceeds from the sale of the Corporate Units will be allocated between the warrants and the senior notes based on the fair value of each at the date of the offering. We expect the fair value of each warrant to be $0.00.

        We will recognize the present value of the quarterly warrant fee payments as a liability with an offsetting reduction in shareholders' equity. The quarterly warrant fee payments will be allocated between the liability recognized at the date of issuance and interest expense based on a constant rate calculation over the term of the warrant.

        The quarterly interest payments on the senior notes will be recognized as interest expense.

        Fees and expenses incurred in connection with this offering will be allocated between the senior notes and the warrants. The amount allocated to the senior notes will be deferred and recognized as interest expense over the term of the senior notes. The amount allocated to the warrants will be charged to shareholders' equity.

        When we settle the warrants, we will issue the requisite number of shares of our common stock, and the amount we receive will be added to shareholders' equity and allocated between common stock and paid-in surplus.

Earnings per Share

        Before the settlement of the warrants, we will consider the shares to be issued under the warrants in our calculation of diluted earnings per share using the treasury stock method. Under this method, we will increase the number of shares of our common stock used in calculating diluted earnings per share by the excess, if any, of the number of shares we would be required to issue to settle the warrants over the number of shares that we could purchase using the proceeds from the settlement of the warrants. We anticipate that there will be no dilution of our earnings per share except during the periods when the average price of our common stock is above $69.10 per share.

Other Matters

        Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments including instruments such as the warrants. It is possible that our accounting for the warrants and the senior notes could be affected by any new accounting rules that might be issued by these groups.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of warrants and senior notes in this offering, after deducting underwriting discounts and commissions and the estimated expenses of this offering payable by us, will be $508,750,000, or $581,500,000 if the underwriters exercise their over-allotment option in full to purchase additional warrants and senior notes. Chubb expects to use the aggregate net proceeds from this offering for general corporate purposes, including capital contributions to its subsidiaries.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the nine months ended September 30, 2002. For our consolidated ratios of earnings to fixed charges for each of the five years in the period ended December 31, 2001, see "Ratio of Consolidated Earnings to Fixed Charges" in the accompanying prospectus.

Nine Months Ended September 30, 2002(1)
Ratio of consolidated earnings to fixed charges	1.78

(1)
Consolidated earnings, as defined, for the nine months ended September 30, 2002 reflect net losses of $625 million before income taxes related to asbestos claims.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of September 30, 2002, on both an actual basis and an as adjusted basis that gives effect to this offering and the anticipated application of the net proceeds of this offering as described under "Use of Proceeds." This table should be read in conjunction with our historical financial statements and the notes to those financial statements, which are incorporated by reference into the accompanying prospectus.

	September 30, 2002
	Actual	As Adjusted for this Offering
	(in millions)
Long-term debt other than the 4.00% Senior Notes issued in this offering	$1,353.8	$1,353.8
4.00% Senior Notes issued in this offering(1)	—	525.0
Shareholders' equity(2)(3)	6,901.4	6,857.1

Total capitalization	$8,255.2	$8,735.9

(1)
Assumes the sale of 21,000,000 Corporate Units in this offering and no exercise of the underwriters' over-allotment option to purchase up to an additional 3,000,000 Corporate Units.

(2)
The as adjusted amount reflects an adjustment of $44.3 million representing the approximate present value of the warrant fees payable in connection with the Corporate Units and assumes a fair market value of $0 for the warrants.

(3)
The as adjusted amount excludes the effect of issuance costs allocated to the warrants issued in connection with this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed on the New York Stock Exchange under the symbol "CB."

        The following table sets forth, for the periods indicated, the range of high and low sale prices of the common stock reported on the New York Stock Exchange, based on published financial sources, as well as dividends declared.

	Common Stock
	High	Low	Dividends
2000:
First Quarter	$67.56	$44.75	$0.33
Second Quarter	72.38	59.63	0.33
Third Quarter	82.00	62.75	0.33
Fourth Quarter	90.00	72.25	0.33
2001:
First Quarter	83.44	65.27	0.34
Second Quarter	79.00	64.32	0.34
Third Quarter	76.89	58.59	0.34
Fourth Quarter	77.66	66.02	0.34
2002:
First Quarter	75.32	65.20	0.35
Second Quarter	78.20	69.35	0.35
Third Quarter	70.51	53.91	0.35
Fourth Quarter (through November 25, 2002)	62.23	52.30	—

Shareholders

        As of November 18, 2002, approximately 7,100 holders of record held our common stock.

Dividend Policy

        As indicated above, Chubb declared quarterly dividends during each of the two most recent fiscal years in the amounts shown. The Board of Directors will review its dividend policy periodically, and the declaration of dividends will necessarily depend upon Chubb's earnings and financial requirements and other factors within the discretion of the Board of Directors.

        The operations of our subsidiaries are subject, in varying degrees, to regulatory rules and restrictions on the payment of dividends. Consequently, our ability to receive dividends from our subsidiaries may be affected from time to time as a result of these rules and restrictions. For further information, see "Risk Factors—The inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations and pay future dividends."

DESCRIPTION OF THE EQUITY UNITS

        The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of the warrants in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. All references in this prospectus supplement to our common stock include the rights evidenced by such common stock to the extent provided in the Rights Agreement dated as of March 12, 1999 between Chubb and First Chicago Trust Company of New York.

        We will issue the Equity Units under the warrant agreement between us and Bank One Trust Company, N.A., which we refer to as the warrant agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 21,000,000 Corporate Units (or 24,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25.

Corporate Units

        Each Corporate Unit will represent:

    (a)
    a warrant under which

            (1)   the holder will agree to purchase from us, and we will agree to sell to the holder, not later than November 16, 2005, which we refer to as the warrant settlement date, for a settlement price of $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Warrants—Purchase of Common Stock," subject to anti-dilution adjustments, and

            (2)   we will pay the holder quarterly warrant fees at the rate of 3.00% per year on the stated amount of $25 per warrant, or $0.75 per year, and

    (b)
    either:

            (1)   a senior note issued by us having a $25 principal amount on which we will pay quarterly interest payments at a rate of 4.00% per year, or

            (2)   following a successful remarketing of the senior notes prior to the third business day immediately preceding the warrant settlement date, or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

        "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

          (1)   a 2.5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to November 16, 2005, and

          (2)   for the scheduled interest payment date on the senior notes that occurs on November 16, 2005, in the case of a successful remarketing of the senior note represented by that Corporate Unit prior to the third business day immediately preceding the warrant settlement date, or for each scheduled interest payment date on the senior notes after the date of a special event redemption and on or before the warrant settlement date, in the case of a special event redemption, a 0.025% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

        The purchase price of each Equity Unit will be allocated between the related warrant and the related senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $25 and the fair market value of each warrant will be $0.00. This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS.

        As long as a unit is in the form of a Corporate Unit, your senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, represented by the Corporate Unit will be held by the collateral agent and pledged to secure your obligation to purchase common stock under the related warrant.

Creating Treasury Units

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing prior to the third business day preceding November 16, 2005 or a special event redemption prior to November 16, 2005, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the warrant settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on November 15, 2005 (CUSIP No. 912820BQ9), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made.

        Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the warrant settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of 4,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

        Each Treasury Unit will represent:

    (a)
    a warrant under which

            (1)   the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the warrant settlement date, for the settlement price, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

            (2)   we will pay the holder quarterly warrant fees at the rate of 3.00% per year on the stated amount of $25 per warrant, or $0.75 per year and

    (b)
    a 2.5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

        To create 40 Treasury Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will:

  •
  deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder's expense, and

  •
  transfer 40 Corporate Units to the warrant agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 40 Corporate Units.

        Upon the deposit and receipt of an instruction from the warrant agent, the collateral agent will release the related senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the warrant agent. The warrant agent then will:

  •
  cancel the 40 Corporate Units,

  •
  transfer the related senior notes to the holder, and

  •
  deliver 40 Treasury Units to the holder.

        The Treasury security will be substituted for the senior notes and will be held by the collateral agent and pledged to secure the holder's obligation to purchase common stock under the related warrants. The related senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of 4,000 Corporate Units.

Recreating Corporate Units

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding the warrant settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

        Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the warrant settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were represented by the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 4,000 Treasury Units.

        Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

        To create 40 Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will:

  •
  deposit with the collateral agent 40 senior notes, which must be purchased in the open market at the holder's expense unless otherwise owned by the holder, and

  •
  transfer 40 Treasury Unit certificates to the warrant agent accompanied by a notice stating that the Treasury Unit holder has deposited 40 senior notes with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

        Upon the deposit and receipt of an instruction from the warrant agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the warrant agent. The warrant agent will then

  •
  cancel the 40 Treasury Units,

  •
  transfer the related Treasury security to the holder, and

  •
  deliver 40 Corporate Units to the holder.

        The substituted senior notes or the applicable ownership interests in the Treasury portfolio will be held by the collateral agent and pledged to secure the Corporate Unit holder's obligation to purchase common stock under the related warrants.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of 4,000 Treasury Units.

        Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

        Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 4.00% per year on senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio) and, subject to our right to defer warrant fees until the date on which the warrants are settled, warrant fees payable by us at the rate of 3.00% per year on the stated amount of $25 per warrant until the earlier of the warrant settlement date and the most recent quarterly payment date on or before any early settlement of the related warrants. Subject to our right to defer warrant fee payments until the date on which the warrants are settled, holders of Treasury Units will be entitled to receive quarterly warrant fees payable by us at the rate of 3.00% per year on the stated amount of $25 per warrant until the earlier of the warrant settlement date and the most recent quarterly payment date on or before any early settlement of the related warrants. There will be no distributions in respect of the Treasury securities that are represented by the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

Ranking

        Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See "Description of the Senior Notes" in the accompanying prospectus.

        Our obligations with respect to the warrant fees will be subordinate in right of payment to our indebtedness.

Voting and Certain Other Rights

        Holders of warrants represented by Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the Securities

        We will apply to list the Corporate Units on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. Unless and until substitution has been made as described in "—Creating Treasury Units" or "—Recreating Corporate Units," neither the senior notes nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The senior notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the warrant component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the New York Stock Exchange or any other applicable exchange or market.

Miscellaneous

        We or our affiliates may from time to time purchase Corporate Units, Treasury Units or senior notes outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE WARRANTS

        This section summarizes some of the terms of the warrant agreement, warrants, pledge agreement, remarketing agreement and indenture. The summary should be read together with the warrant agreement, pledge agreement, remarketing agreement and indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Basic Terms of the Warrants

        The basic terms of the warrants may be described as follows:

  •
  the premium for each warrant ($25) is not payable on the issue date but is deferred and payable as the settlement price of the warrant on November 16, 2005, the date the warrant expires;

  •
  the exercise price of the warrants is $0.00;

  •
  we will not be required to deliver any shares of our common stock under the warrants unless the settlement price is paid in the manner described herein;

  •
  upon exercise and payment of the settlement price, each warrant requires us to deliver a variable number of shares of our common stock, depending on the applicable market value; and

  •
  the warrants are subject to automatic exercise upon expiration, subject to specified exceptions.

Purchase of Common Stock

        Each warrant represented by a Corporate Unit or Treasury Unit will obligate the holder of the warrant to purchase, and us to sell, on the warrant settlement date, for an amount in cash equal to the settlement price, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "—Anti-Dilution Adjustments," as follows:

  •
  If the applicable market value of our common stock is greater than the threshold appreciation price of $69.10, the settlement rate will be 0.3618 shares of our common stock per warrant, which is equal to the stated amount divided by the threshold appreciation price.

Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each warrant will be higher than the settlement price, assuming that the market price of the common stock on the warrant settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to the reference price of $56.64, the settlement rate will be a number of shares of our common stock per warrant equal to $25 divided by the applicable market value.

Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each warrant will be equal to the stated amount, assuming that the market price of the common stock on the warrant settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than the reference price, the settlement rate will be 0.4414 shares of our common stock per warrant, which is equal to the settlement price divided by the reference price.

Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each warrant will be less than the settlement price, assuming that the market price on the warrant settlement date is the same as the applicable market value of the common stock.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the warrant settlement date. The reference price is the reported last sale price of our common stock on the New York Stock Exchange on the date of this prospectus supplement. The threshold appreciation price represents a 22.0% appreciation over the reference price.

        "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last reported sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A "trading day" means a day on which the common stock

  •
  is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

  •
  has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

        We will not issue any fractional shares of common stock pursuant to the warrants. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of warrants being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

Procedures for Warrant Settlement

        On the business day immediately preceding November 16, 2005, unless:

  •
  a holder of Corporate Units or Treasury Units has settled the related warrants prior to November 16, 2005 through the early delivery of cash to the warrant agent in the manner described under "—Early Settlement," or "—Early Settlement Upon Cash Merger,"

  •
  a holder of Corporate Units that include senior notes has settled the related warrants with separate cash on the fourth business day immediately preceding November 16, 2005 pursuant to prior notice given in the manner described under "—Notice to Settle with Cash," or

  •
  an event described under "—Termination" has occurred,

then,

  •
  in the case of Corporate Units where the Treasury portfolio has replaced the senior notes, proceeds equal to the stated amount of $25 per warrant when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related warrants,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has been a successful final remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the related warrants,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has not been a successful remarketing of the senior notes, you will have the right to put your senior notes to us for par, plus accrued and unpaid interest, and you will be deemed to have elected to exercise that put right in respect of the corresponding senior notes held as part of such Corporate Units and to have elected to apply a portion of the proceeds of the put equal to the principal amount of the senior notes against your obligation to us under the warrants, thereby satisfying such obligation in full, and

  •
  in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related warrants.

        The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

        Each holder of Corporate Units or Treasury Units, by acceptance of those securities, will be deemed to have:

  •
  irrevocably agreed to be bound by the terms and provisions of the related warrants and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

  •
  duly appointed the warrant agent as the holder's attorney-in-fact to enter into and perform the related warrants and pledge agreement on behalf of and in the name of the holder.

        In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat

  •
  itself as the owner of the related senior notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

  •
  the senior notes as our indebtedness for all United States federal income tax purposes.

Remarketing

        Pursuant to the remarketing agreement that we will enter into with the warrant agent and the remarketing agent, and subject to the terms of the remarketing agreement among the remarketing agent, the warrant agent and us, unless a special event redemption has occurred, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding August 16, 2005 (the date three months prior to the warrant settlement date), which we refer to as the initial remarketing date. We will appoint as remarketing agent a nationally recognized investment bank with experience in such matters.

        The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes of approximately (but not less than) 100.50% of the purchase price for the Treasury portfolio described below. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under "Description of Notes."

        If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement referred to below, has not been satisfied, the senior notes will continue to be represented by Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding September 16, 2005, which we call the second remarketing date, and on the third business day immediately preceding October 16, 2005, which we call the third remarketing date, in each case at a price of approximately (but not less than) 100.50% of the purchase price of the Treasury portfolio.

        Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 16, 2005 in an aggregate amount equal to the principal amount of the senior notes represented by Corporate Units, and

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 16, 2005 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the warrant settlement date on the aggregate principal amount of the senior notes represented by the Corporate Units.

        The Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be held by the collateral agent and pledged to secure the Corporate Unit holders' obligations under the warrants. On the warrant settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes represented by the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders' obligation to purchase common stock under the warrants and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the senior notes represented by the Corporate Units at the time of remarketing on the warrant settlement date will be paid to the holders of the Corporate Units.

        The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

        As used in this context, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. "Quotation agent" means any primary U.S. government securities dealer in New York City selected by us.

        If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the warrant settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed, but remarketing on the final remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

        If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes represented by the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related warrants on the warrant settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

        Following a successful remarketing prior to the third business day immediately preceding the warrant settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the warrant settlement date as described under "Recreating Corporate Units."

        We will cause a notice of any failed remarketing to be published on the business day immediately following the applicable remarketing date, by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a senior note holder wishes to exercise its right to put its senior note to us as described in this prospectus supplement. If required, we will use commercially reasonable efforts to ensure that a registration statement covering the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

        If a successful remarketing of the senior notes represented by your Corporate Units has not occurred on or prior to the final remarketing date, you will have the right to put your senior notes to us for par, plus accrued and unpaid interest, and unless you have delivered the purchase price in cash to us before the final remarketing date, you will be deemed to have exercised that put right and to have elected to apply a portion of the proceeds of the put equal to the principal amount of the senior notes against your obligations to us under the warrants, thereby satisfying those obligations in full, and we will deliver our common stock to you pursuant to the warrants. In addition, holders of senior notes that are not represented by Corporate Units will have the right to put those senior notes to us for par, plus accrued and unpaid interest, on or after November 16, 2005 by notifying the indenture trustee on or prior to the fifth business day before the date on which the holder puts those senior notes to us.

        If you hold Corporate Units, you may elect not to participate in any remarketing and to retain the senior notes represented by your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the warrant agent of your intention to pay cash to satisfy your obligation under the related warrants on or prior to the fifth business day before the warrant settlement date and delivering the cash payment required under the warrants to the collateral agent on or prior to the fourth business day before the warrant settlement date.

Early Settlement

        Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related warrants in cash at any time on or prior to the fifth business day immediately preceding the warrant settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the warrant agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

  •
  the stated amount times the number of warrants being settled, plus

  •
  if the delivery is made with respect to any warrant during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the warrant fees payable on the payment date with respect to the warrant.

        If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may settle early only in integral multiples of 4,000 Corporate Units. Holders of Treasury Units may settle early only in integral multiples of 40 Treasury Units.

        So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the warrant agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a warrant. We have agreed that, if required under the U.S. federal securities laws, we will (1) use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the warrants being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

        Upon early settlement of the warrants represented by any Corporate Units or Treasury Units:

  •
  except as described below in "—Early Settlement Upon Cash Merger," the holder will receive newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under "—Anti-Dilution Adjustments," accompanied by an appropriate prospectus if required by law,

  •
  the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

  •
  the holder's right to receive future warrant fees will terminate, and

  •
  no adjustment will be made to or for the holder on account of any amounts accrued in respect of warrant fees.

        If the warrant agent receives a Corporate Unit certificate, or Treasury Unit certificate if they are in certificated form accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.

        If the warrant agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of warrants in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the warrants to be released from the pledge under the pledge agreement described in "—Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

Notice to Settle with Cash

        Unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, a holder of Corporate Units may settle the related warrant with separate cash. A holder of a Corporate Unit wishing to settle the related warrant with separate cash must notify the warrant agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the warrant agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the warrant settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the warrant settlement date.

        If a holder that has given notice of its intention to settle the related warrant with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the warrant settlement date, such holder's senior notes will be included in the final remarketing of senior notes occurring on the third business day immediately preceding the warrant settlement date. If such final remarketing is unsuccessful, the holder will be deemed to have exercised its right to put the senior notes to us for par, plus accrued and unpaid interest, and to have elected to apply a portion of the proceeds of the put equal to the principal amount of the senior notes against the holder's obligation under the warrant, which will be deemed to be satisfied in full.

Early Settlement Upon Cash Merger

        Prior to the warrant settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a warrant will have the right to accelerate and settle such warrant early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the warrants being settled. We refer to this right as the "merger early settlement right."

        We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be 10 days after the date of the notice but no later than five business days prior to the warrant settlement date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the warrant agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

        If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the warrant immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities represented by the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the warrants being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

        If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of Corporate Units. A holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Treasury Units.

Warrant Fees

        Warrant fees will be fixed at a rate per year of 3.00% of the stated amount of $25 per warrant. Warrant fees payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Warrant fees will accrue from December 2, 2002 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003. We have the right to defer the payment of these warrant fees as described below under "—Option to Defer Warrant Fees."

        Warrant fees will be payable to the holders of warrants as they appear on the books and records of the warrant agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the warrant agent, who will hold amounts received in respect of the warrant fees for the benefit of the holders of the warrants relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under "—Book-Entry System."

        If any date on which warrant fees are to be made on the warrants represented by the Equity Units is not a business day, then payment of the warrant fees payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

        Our obligations with respect to warrant fees will be subordinated and junior in right of payment to our obligations under any of our indebtedness.

Option to Defer Warrant Fees

        We may, at our option and upon prior written notice to the holders of Equity Units and the warrant agent, defer the payment of warrant fees on each related warrant forming a part of an Equity Unit until no later than the warrant settlement date or, if applicable, the date of any earlier settlement of the warrant. However, deferred warrant fees will bear additional warrant fees at the rate of 7.00% per year (compounding on each succeeding payment date) until paid. If the warrants are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive future warrant fees will also terminate.

        In the event that we elect to defer the payment of warrant fees on the warrants, each holder of Equity Units will receive, on the earlier of the warrant settlement date and the date of any earlier settlement of the warrant, the aggregate amount of deferred warrant fees on the related warrant in cash to the extent such amounts are not deducted from the settlement price payable to us.

        In the event we exercise our option to defer the payment of warrant fees, then until the deferred warrant fees have been paid, we will not, and will not permit our subsidiaries to, declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital shares or their shares; provided that the foregoing will not restrict any of our subsidiaries from declaring or paying such dividends, or making such distributions, to us or any of our other subsidiaries.

Anti-Dilution Adjustments

        The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  (a)
  the payment of stock dividends and distributions of shares of common stock on the outstanding shares of common stock;

  (b)
  the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

  (c)
  subdivisions, splits and combinations of shares of common stock;

  (d)
  distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

  (e)
  distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for shares of common stock concluded within the preceding 12 months, exceeds 10% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of shares of common stock multiplied by the number of shares of common stock then outstanding) on the record date for such distribution; and

  (f)
  the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of shares of common stock within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the expiration of the tender or exchange offer.

        If the rights provided for in our rights agreement dated as of March 12, 1999 have separated from our common stock in accordance with the provisions of the rights agreement so that the holders of the warrants would not be entitled to receive any rights in respect of the common stock issuable on the warrant settlement date, the settlement rate will be adjusted as if we distributed to all holders of our common stock, evidences of indebtedness, shares of capital stock, securities, cash or property as described under clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that on the warrant settlement date the holders will receive, in addition to the common stock issuable on such date, the rights which would have attached to such shares of common stock if the rights had not become separated from the common stock under our rights agreement. To the extent that we adopt any future rights plan, on the warrant settlement date, you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock on the warrant settlement date and no adjustment to the settlement rate shall be made in accordance with clause (d) above.

        The "current market price" per share of common stock on any day means the average of the daily closing prices on each of the 20 consecutive trading days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each warrant then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a warrant with respect to such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the warrant settlement date the settlement rate then in effect will be applied to the value, on the warrant settlement date, of the securities, cash or property a holder would have received had it held shares covered by the warrant when such transaction occurred.

        If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the warrant agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Corporate Units.

        In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

        We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the warrant agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a warrant. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value solely to determine which of the three clauses in the definition of settlement rate will be applicable on November 16, 2005.

Termination

        The warrants, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the warrants, including the right and obligation to purchase shares of common stock and the right to receive accrued warrant fees, will immediately and automatically terminate, without any further action, upon the termination of the warrants as a result of our bankruptcy, insolvency or reorganization.

        Upon a termination of the warrants, the collateral agent will release the securities held by it to the warrant agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the warrant, the warrant agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged senior notes or Treasury securities may occur as a result of the automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and permit the return of your collateral to you. In such a case under the federal bankruptcy code, claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the jurisdiction and equitable powers of the bankruptcy court.

        If the holder's warrant is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued warrant fees.

Pledged Securities and Pledge Agreement

        Pledged securities will be held by the collateral agent, for our benefit, pursuant to the pledge agreement and pledged to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related warrants. The rights of holders of Corporate Units and Treasury Units to the pledged securities represented by such Corporate Units or Treasury Units will be subject to our security interest created by the pledge agreement. The pledge agreement provides that if the senior notes are not successfully remarketed by November 16, 2005, then the holder of a Corporate Unit has the right to satisfy its obligation to us under the warrants in full using a portion of the proceeds from the holder's right to put the senior notes to us at par, plus accrued and unpaid interest.

        No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

  •
  to substitute Treasury securities for the related senior notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units—Creating Treasury Units,"

  •
  to substitute senior notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity Units—Recreating Corporate Units," or

  •
  upon the termination or early settlement of the related warrants.

        Subject to the security interest and the terms of the warrant agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will be entitled through the warrant agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related warrants. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Certain Provisions of the Warrants, Warrant Agreement and the Pledge Agreement—General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the warrant agent, which will in turn distribute those payments, together with warrant fees received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

        The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock

Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

  •
  we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the warrant agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

  •
  will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

  •
  will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

  •
  will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the warrant agreement.

        All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to you via the depositary or its nominee, as the case may be.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of warrants on November 16, 2005 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the warrant agent or any agent of ours, or the warrant agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE WARRANTS, THE WARRANT AGREEMENT AND
THE PLEDGE AGREEMENT

        This summary summarizes some of the other provisions of the warrant agreement and the pledge agreement. This summary should be read together with the warrant agreement and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

        Except as described in "Description of the Warrants—Book-Entry System," payments on the warrants and senior notes represented by the Equity Units will be made, warrants (and documents relating to the Corporate Units, Treasury Units and warrants) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the warrant agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the warrants and the senior notes represented by the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

        Shares of common stock will be delivered on November 16, 2005 (or earlier upon early settlement), or, if the warrants have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see "Description of the Warrants—Termination") at the office of the warrant agent upon presentation and surrender of the applicable certificate.

        If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the warrant agent on or prior to the warrant settlement date, the shares of common stock issuable upon settlement of the related warrant will be registered in the name of the warrant agent. The shares, together with any distributions, will be held by the warrant agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the warrant agent and us.

        If the warrants terminate prior to the warrant settlement date, the related pledged securities are transferred to the warrant agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units to the warrant agent, the related pledged securities delivered to the warrant agent and payments on the pledged securities will be held by the warrant agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

        The warrant agent will have no obligation to invest or to pay interest on any amounts held by the warrant agent pending payment to any holder.

        No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

        The warrant agreement and the pledge agreement will contain provisions permitting us and the warrant agent, and in the case of the pledge agreement, the collateral agent, to modify the warrant agreement or the pledge agreement without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person to our obligations;

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  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

  •
  to evidence and provide for the acceptance of appointment of a successor warrant agent or a successor collateral agent or securities intermediary;

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  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

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  to cure any ambiguity, to correct any error or to correct or supplement any provision that may be inconsistent with any other provision; and

  •
  to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

        The warrant agreement and the pledge agreement will contain provisions permitting us and the warrant agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the warrants at the time outstanding to modify the terms of the warrants, the warrant agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding warrant affected by the modification,

  •
  change any payment date,

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  change the amount or type of pledged securities related to the warrant, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

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  change the place or currency of payment or reduce any warrant fees,

  •
  impair the right to institute suit for the enforcement of the warrant or payment of any warrant fees,

  •
  reduce the number of shares of common stock purchasable under the warrant, increase the price to purchase shares of common stock upon settlement of the warrant, change the warrant settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the warrant, or

  •
  reduce the above-stated percentage of outstanding warrants the consent of the holders of which is required for the modification or amendment of the provisions of the warrants, the warrant agreement or the pledge agreement.

        If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

        Each holder of Equity Units, will under the terms of the warrant agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) by us or our trustee of the warrants represented by such Equity Units if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

        We will covenant in the warrant agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the warrants, the warrant agreement, the pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the warrants, the warrant agreement, the pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

        We, the warrant agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related warrants and for all other purposes.

Replacement of Equity Unit Certificates

        In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the warrant agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the warrant agent of evidence of their destruction, loss or theft satisfactory to us and the warrant agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the warrant agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the warrant settlement date (or after early settlement) or after the warrants have terminated. The warrant agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the warrant settlement date, the warrant agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the warrants represented by the Corporate Units or Treasury Units evidenced by the certificate, or, if the warrants have terminated prior to the warrant settlement date, transfer the pledged securities represented by the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

        The warrant agreement, the pledge agreement and the warrants will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Warrant Agent

        Bank One Trust Company, N.A. will be the warrant agent. The warrant agent will act as the agent for the holders from time to time of the warrants represented by Corporate Units and Treasury Units from time to time. The warrant agreement will not obligate the warrant agent to exercise any discretionary actions in connection with a default under the terms of the warrants or the warrant agreement.

        The warrant agreement will contain provisions limiting the liability of the warrant agent. The warrant agreement will contain provisions under which the warrant agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

        Bank One Trust Company, N.A. maintains commercial banking relationships with us.

Information Concerning the Collateral Agent

        BNY Midwest Trust Company will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

        The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

        The warrant agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the warrants, the retention of the collateral agent and the enforcement by the warrant agent of the rights of the holders of the warrants.

        Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you will be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

        The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture, which is incorporated by reference into the registration statement, and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

        The senior notes will be issued under an indenture dated as of October 25, 1989 between us and Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as indenture trustee (the "indenture").

        The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $525,000,000. If the over-allotment option is exercised in full by the underwriters an additional $75,000,000 of the senior notes will be issued.

        We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

        The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a special event redemption occurs prior to November 16, 2005, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 16, 2007.

        The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes represented by the Corporate Units will be issued in certificated form, will be in denominations of $25 and integral multiples of $25, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

        The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

Interest

        Each senior note will bear interest initially at the rate of 4.00% per year from the original issuance date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003 to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

        The applicable interest rate on the senior notes may be reset to the reset rate upon successful remarketing as described above under "Description of the Warrants — Remarketing." The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing. If the senior notes are not successfully remarketed, the interest rate on the senior notes will not be reset.

        The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Market Reset Rate

        The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the warrant settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes represented by Corporate Units to have an aggregate market value on the reset date of approximately (but not less than) 100.50% of the Treasury portfolio purchase price described under "Description of the Warrants — Remarketing." In the case of a reset on the third business day immediately preceding the warrant settlement date, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100.50% of the principal amount of the senior notes, except that the remarketing on the final remarketing date will be considered successful if the resulting proceeds (net of fees and commissions, if any) are at least 100% of the aggregate principal amount of the senior notes.

Optional Remarketing

        On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of senior notes that are not represented by Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes that are represented by Corporate Units by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of senior notes that are not represented by the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Put Option upon a Failed Final Remarketing

        If the senior notes have not been successfully remarketed by the warrant settlement date, the holders of senior notes will have the right to put their senior notes to us for par, plus accrued and unpaid interest. Holders of senior notes that are represented by Corporate Units will be deemed to have exercised that put right on the warrant settlement date. Holders of senior notes that are not represented by Corporate Units may put their senior notes to us on or after November 16, 2005 by notifying the indenture trustee on or prior to the fifth business day before the date on which the holder puts those senior notes to us.

Events of Default

        In addition to the events of default described in the accompanying prospectus under "Description of the Debt Securities — Events of Default," it shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes.

Optional Redemption — Special Event

        If a special event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the warrant settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "special event redemption date." The redemption price payable in respect of all senior notes represented by Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the warrant agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury portfolio will be substituted for the senior notes and will be held by the collateral agent and pledged to secure the Corporate Unit holders' obligations to purchase our shares of common stock, under the related warrant. Holders of senior notes that are not represented by Corporate Units will directly receive proceeds from the redemption of the senior notes.

        "Special event" means either a tax event or an accounting event, each as defined below.

        "Accounting event" means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 — Reports on the Application of Accounting Principles", from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the senior notes, we must either (a) account for the warrants as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Equity Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the senior notes.

        "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

        "Redemption amount" means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

        "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, as defined below, on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

        "Applicable principal amount" means the aggregate principal amount of the senior notes that are represented by Corporate Units on the special event redemption date.

        "Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 16, 2005 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, to and including the warrant settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

        "Quotation agent" means any primary U.S. government securities dealer selected by us.

Agreement by Purchasers of Certain Tax Treatment

        Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend that the senior note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.

Book-Entry System

        Senior notes that are released from the pledge following substitution or settlement of the warrants will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

  •
  an event of default occurs and is continuing with respect to the senior notes; or

  •
  we determine in our sole discretion that we will no longer have senior notes represented by global securities,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

UNITED STATES FEDERAL INCOME TAX

        The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of Equity Units and the senior notes, Treasury securities (including an applicable ownership interest in the Treasury portfolio) and warrants that are or may be the components of Equity Units, and shares of our common stock acquired through a warrant. This discussion is addressed only to holders of Equity Units who purchase Equity Units in the initial offering at their original offering price and hold the Equity Units, senior notes, Treasury securities, warrants and shares of our common stock as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed Treasury regulations issued under the Code, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, (3) U.S. holders (as defined below) whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings. In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.

        No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion. A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Equity Units. Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of Equity Units, senior notes, Treasury securities and shares of our common stock acquired under a warrant in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. Holders

        The following is a discussion of U.S. federal income tax considerations relevant to a "U.S. holder" of Equity Units. For purposes of this discussion, the term U.S. holder means an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other entity or person generally subject to U.S. federal income tax on a net income basis.

Classification of Senior Notes and Warrants

        Classification of the senior notes.    In connection with the issuance of the senior notes, our counsel, Cleary, Gottlieb, Steen & Hamilton, has advised us that the senior notes will be classified as indebtedness for U.S. federal income tax purposes. We agree, under the terms of the senior notes, and each U.S. holder, by acquiring senior notes, agrees to treat the senior notes as our indebtedness for all tax purposes.

        Classification of warrants.    Although described as "warrants," for U.S. federal income tax purposes, the warrants should be treated as forward contracts for the purchase of our common stock on November 16, 2005 for $25 purchase price, and by purchasing an Equity Unit, each U.S. holder agrees to treat the warrants as such for U.S. federal income tax purposes. This discussion assumes such treatment.

Equity Units

        Ownership of senior notes or Treasury securities.    For U.S. federal income tax purposes, a U.S. holder will be treated as owning the senior notes (or Treasury securities) constituting a part of the holder's Equity Units. We, under the terms of the Equity Units, and each U.S. holder, by acquiring Equity Units, agree to treat the senior notes (or Treasury securities) constituting a part of the Equity Units as owned by that U.S. holder for all tax purposes, and the remainder of this summary assumes this treatment. The U.S. federal income tax consequences of owning the senior notes or Treasury securities are discussed below under "Senior Notes" and "Treasury Securities Purchased in Connection with Equity Units."

        Allocation of purchase price.    A U.S. holder's acquisition of a Corporate Unit will be treated as an acquisition of the senior note and the warrant constituting the Corporate Unit for U.S. federal income tax purposes and, by purchasing a Corporate Unit, you will be deemed to have agreed to that treatment. The remainder of this discussion assumes that the acquisition of a Corporate Unit will be so treated. The purchase price of a Corporate Unit will be allocated between the senior note and the warrant constituting the Corporate Unit, in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. holder's initial tax basis in the senior note and the warrant. Upon issuance of the Corporate Units, we expect to report the fair market value of each senior note as $25 and the fair market value of each warrant as $0.00. This position will be binding on each U.S. holder unless a U.S. holder explicitly discloses a contrary position on a statement attached to that U.S. holder's timely filed U.S. federal income tax returns for the taxable year in which that U.S. holder acquires a Corporate Unit, but this position will not be binding on the IRS. Thus, absent disclosure of that kind, a U.S. holder should allocate the purchase price for a Corporate Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

        Sales, exchanges or other taxable dispositions of Equity Units.    If a U.S. holder sells, exchanges or otherwise disposes of Equity Units in a taxable disposition, the U.S. holder will be treated as having sold, exchanged or disposed of each of the warrant and the senior note or Treasury securities that constitute the Equity Units. The proceeds realized on this disposition will be allocated between the warrant and the senior note or Treasury securities in proportion to their respective fair market values at the time of disposition. As a result, as to each of the warrant and the senior note or Treasury securities, a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by the U.S. holder that is allocable to the warrant and the senior note or Treasury securities, respectively, and the U.S. holder's adjusted tax basis in the warrant and the senior note or Treasury securities, respectively, except that amounts received by a taxpayer who uses a cash method of tax accounting with respect to accrued but unpaid interest on Treasury securities will be treated as ordinary interest income to the extent not previously taken into income.

        In the case of the warrant and the Treasury securities, the gain or loss generally will be capital gain or loss. The gain or loss generally will be long-term capital gain or loss if the U.S. holder held the Equity Unit or, in the case of the Treasury securities, the Treasury security for more than one year immediately before the disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. We summarize the rules governing the determination of the character of gain or loss on the disposition of a senior note under "Senior notes — Sales, exchanges, remarketing or other taxable dispositions of senior notes." Because gain or loss on disposition of a senior note may be treated as ordinary income or loss, disposition of a Corporate Unit consisting of a warrant and a senior note may give rise to capital gain or loss on the warrant and ordinary income or loss on the senior note, which must be reported separately for U.S. federal income tax purposes.

        If the sale, exchange or other disposition of an Equity Unit occurs when the warrant has a negative value, a U.S. holder should be considered to have received additional consideration for the senior note or Treasury securities in an amount equal to that negative value and to have paid that amount to be released from the U.S. holder's obligations under the related warrant. Because, as discussed below, any gain on the disposition of a senior note before the interest rate reset generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to off-set that interest income with a loss on the warrant may be limited. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the warrant has a negative value.

Senior Notes

        Original issue discount.    Because of the manner in which the interest rates on the senior notes are reset, we intend to take the position that the senior notes are contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as established in the applicable Treasury Regulations and, under the senior indenture, each holder agrees to treat the senior notes as indebtedness subject to the regulations governing contingent payment debt instruments. The remainder of this disclosure assumes that the senior notes are contingent payment debt instruments for U.S. federal income tax purposes.

        As discussed more fully below, the effects of applying this method will be (1) to require each U.S. holder, regardless of the holder's usual method of tax accounting, to use an accrual method with respect to the interest income on senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods through August 16, 2005 and possibly for accrual periods after that date, and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of senior notes. (See "Sales, exchanges, remarketing or other taxable dispositions of senior notes" below).

        A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes. We have determined that the comparable yield on the senior notes is 4.80%.

        The amount of original issue discount on a senior note for each accrual period will be determined by multiplying the comparable yield of the senior note, adjusted for the length of the accrual period, by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above under "— Equity Units — Allocation of purchase price," the adjusted issue price of each senior note, per $25 of principal amount, at the beginning of the first accrual period will be $25, and the adjusted issue price of each senior note at the beginning of each subsequent accrual period will be equal to $25, increased by any original issue discount previously accrued by the U.S. holder on the senior note and decreased by the amount of projected payments (as described below) on the senior note through that date. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.

        If, after the date on which the interest rate on the senior notes is reset (or after November 16, 2005, if there is no successful remarketing), the remaining amounts of principal and interest payable differ from the payments stated on the applicable projected payment schedule, as described below, negative or positive adjustments reflecting this difference should generally be taken into account by the U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate.

        A projected payment schedule for a senior note subject to the noncontingent bond method must include stated interest and principal payments on the senior note and additional projected payments on the senior note in amounts such that all projected payments produce a yield to maturity on the senior note equal to the senior note's comparable yield, computed by taking into account the issue price of the senior note. We have determined that the projected payments for the senior notes, per $25 of principal amount, are $0.21 for the quarter ending on February 16, 2003, $0.25 for each quarter ending thereafter on or before August 16, 2005 and $0.37 for each quarter ending after August 16, 2005 and that the projected payment for the senior notes, per $25 of principal amount, at the maturity date is $25.37, which includes the stated principal amount of the senior notes as well as the final projected interest payment.

        A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us under the terms of the Equity Units. We supply the comparable yield and projected payment schedules solely for computing income under the noncontingent bond method for U.S. federal income tax purposes. These schedules do not constitute projections or representations as to the amounts that a U.S. holder will actually receive as a result of owning senior notes or Equity Units.

        Tax basis in senior notes.    A U.S. holder's tax basis in a senior note will be equal to the portion of the purchase price for a Corporate Unit allocated to the senior notes as described above under "— Equity Units — Allocation of purchase price," increased by the amount of original issue discount included in income with respect to the senior note and decreased by the amount of projected payments with respect to the senior note through the computation date.

        Sales, exchanges, remarketing or other taxable dispositions of senior notes.    A U.S. holder will recognize gain or loss on a disposition of senior notes, including a redemption for cash or upon the remarketing of the senior notes, in an amount equal to the difference between the amount realized by the U.S. holder on the disposition of the senior notes and the U.S. holder's adjusted tax basis in the senior notes. Selling expenses incurred by the U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by the U.S. holder upon a disposition of senior notes. Gain recognized on the disposition of a senior note before the date on which the interest rate on the senior notes is reset (or November 16, 2005, if there is no successful remarketing) will be treated as ordinary interest income. Loss recognized on the disposition of a senior note before the interest rate reset date (or November 16, 2005, if there is no successful remarketing) will be treated as ordinary loss to the extent of the U.S. holder's prior inclusions of original issue discount on the senior note reduced by coupon payments received. Any loss in excess of this amount will be treated as a capital loss. In general, gain recognized on the disposition of a senior note on or after the interest rate reset date (or November 16, 2005, if there is no successful remarketing) will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments stated on the projected payment schedule for the senior note. Any gain recognized in excess of this amount and any loss recognized on a disposition of this kind will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on deductibility of capital losses.

Warrants

        Acquisition of our common stock under a warrant.    A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a warrant, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for the fractional share. A U.S. holder's aggregate initial tax basis in our common stock received under a warrant should generally equal the $25 payment made to us by the U.S. holder in respect of the warrant on the warrant settlement date, plus the properly allocable portion of the U.S. holder's adjusted tax basis, if any, in the warrant as described under "— Equity Units — Allocation of purchase price," less the portion of the purchase price and adjusted tax basis allocable to any fractional shares. The holding period for our common stock received under a warrant will commence on the day of the acquisition of the common stock.

        Early settlement of a warrant.    The purchase of our common stock on early settlement of a warrant will be taxed as described above. A U.S. holder of Equity Units will not recognize gain or loss on the return of the senior notes or Treasury securities that are a component of the U.S. holder's Equity Units upon early settlement of a warrant and will have the same adjusted tax basis and holding period in the senior notes or Treasury securities as before the early settlement.

        Termination of a warrant.    If a warrant terminates, a U.S. holder of Equity Units will recognize a loss equal to the U.S. holder's adjusted tax basis, if any, in the warrant at the time of the termination. Any loss of this kind will be a capital loss. There are limitations on deductibility of capital losses. A U.S. holder will not recognize gain or loss on the return of the senior notes or Treasury securities that are represented by a U.S. holder's Equity Units upon termination of the warrant, and the U.S. holder will have the same adjusted tax basis and holding period in the senior notes or Treasury securities as before the termination.

        Adjustment to settlement rate.    A U.S. holder of Equity Units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of the adjustment the U.S. holder's proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made under a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made under a formula of this kind if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though the U.S. holder would not receive any cash related to the increase in the settlement rate.

        Warrant fees and deferred warrant fees.    There is no direct authority addressing the treatment, under current law, of the warrant fees or deferred warrant fees, and such treatment is therefore unclear. Warrant fees and deferred warrant fees may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. We intend to file information returns that report warrant fees and deferred warrant fees as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of warrant fee payments and deferred warrant fee payments, including the possibility that any warrant fees or deferred warrant fees may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis.

        The treatment of warrant fees and deferred warrant fees could affect a U.S. holder's adjusted tax basis in a warrant or shares of our common stock received under a warrant or the amount realized by a U.S. holder upon the sale of disposition of an Equity Unit or the termination of a warrant. In particular,

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  amounts received on sale or disposition of an Equity Unit or on termination of a warrant with respect to any accrued but unpaid warrant fees or deferred warrant fees that have not been included in a U.S. holder's income may be treated as ordinary income;

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  any warrant fees or deferred warrant fees that have been included in a U.S. holder's income, but that have not been paid to the U.S. holder, should increase the U.S. holder's adjusted tax basis in the warrant; and

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  any warrant fees or deferred warrant fees that have been paid to a U.S. holder, but that have not been included in the U.S. holder's income, should either reduce the U.S. holder's adjusted tax basis in the warrant or result in an increase in the amount realized on termination or disposition of the warrant.

Common Stock

        Any taxable distribution on our common stock paid by us out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes will constitute a dividend and will be includible in income by a U.S. holder when received. Any dividend of this kind will be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in our common stock as described under "Warrants — Acquisition of our common stock under a warrant." Long-term capital gains of individuals are eligible for reduced rates of taxation.

Creation of Treasury Units and Recreation of Corporate Units

        Substitution of Treasury securities to create Treasury Units.    A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the senior notes or other pledged securities to the U.S. holder. The U.S. holder will continue to take into account items of income otherwise includible or deductions otherwise deductible by the U.S. holder with respect to the Treasury securities and senior notes or other pledged securities, and the warrant will not be affected by the delivery and release. For a discussion of the tax consequences of holding Treasury securities, see "Treasury securities purchased in connection with Equity Units," below.

        Substitution of senior notes to recreate Corporate Units.    A U.S. holder of Treasury Units who delivers senior notes to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of the senior notes or the release of the pledged Treasury securities to the U.S. holder. The U.S. holder will continue to take into account items of income otherwise includible or deductions otherwise deductible by the holder with respect to the pledged Treasury securities and the senior notes. The U.S. holder's tax basis in the senior notes, the pledged Treasury securities and the warrant will not be affected by the delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so released to them.

Treasury Securities Purchased in Connection with Equity Units

        A U.S. holder's initial basis in the Treasury securities purchased in connection with an Equity Unit will be equal to the amount paid for the Treasury securities.

        In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize original issue discount on Treasury securities (other than short-term Treasury securities, as defined below), on a constant yield basis, regardless of the U.S. holder's method of tax accounting, and to recognize acquisition discount on Treasury securities when it is paid or accrues generally in accordance with the U.S. holder's normal method of tax accounting. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities delivered to the collateral agent.

        For purposes of this discussion, a short-term Treasury security is any Treasury security with a maturity of one year or less from the date of its issue (or in the case of a Treasury strip, from the date of its purchase by the U.S. holder). If a U.S. holder is on the cash method of accounting, it will generally not include income on short-term Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of the short-term Treasury securities and will increase its basis in the short-term Treasury securities by the amount of acquisition discount included in income.

Backup Withholding Tax and Information Reporting

        Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Equity Units, senior notes, warrants, Treasury securities or our common stock, the proceeds received with respect to a fractional share of our common stock upon the settlement of a warrants, and the proceeds received from the sale of Equity Units, senior notes, warrant, Treasury securities or our common stock, will be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply accurate taxpayer identification numbers or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder's U.S. federal income tax liability provided the U.S. holder provides the required information to the IRS.

Consequences to Non-U.S. Holders

        The following discussion is a summary of the principal U.S. federal income tax consequences resulting from the purchase, acquisition and ownership of Equity Units by "non-U.S. holders." For purposes of this discussion, a "non-U.S. holder" is a holder of an Equity Unit that is not a U.S. person. A "U.S. person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate to whom income U.S. federal income taxation applies regardless of its source or a trust if (a) a U.S. court is able to exercise primary supervision over the trust's administration and (b) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

        Current payments and dividends.    The payment of interest, including gain on the disposition of a senior note that is treated as interest, and amounts attributable to original issue discount on the senior notes or Treasury securities to a non-U.S. holder will not be subject to U.S. federal withholding tax if: (1) in the case of senior notes, the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a controlled foreign corporation that is related to us within the meaning of the Code, and (2) the beneficial owner of the senior note or Treasury securities provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder. If the foregoing exceptions do not apply, payments on the senior notes or Treasury securities with an original term longer than 183 days may be subject to gross withholding at the rate of 30% or such lower rate as may be available to a non-U.S. holder under an applicable treaty.

        Dividend payments to non-U.S. holders in respect of our common stock will be subject to U.S. withholding tax at a rate of 30% or such lower rate as may be available to a non-U.S. holder under an applicable treaty.

        Warrant Fees.    Although the U.S. federal income tax treatment of payments of warrant fees is unclear, we intend to take the position that warrant fees paid to a non-U.S. holder constitute fixed or determinable annual or periodic income, subject to withholding tax at a rate of 30%. A non-U.S. holder should, however, consult its tax advisor concerning the treatment of warrant fees, including the possibility that any warrant fees may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium.

        Gain or loss on disposition.    A non-U.S. holder will not be subject to U.S. federal income tax on gain (other than gain on the disposition of a senior note that is treated as interest) realized on the sale, exchange, maturity or redemption of either a Corporate Unit, a Treasury Unit, a senior note, a warrant, any Treasury securities, or any shares of our common stock unless (1) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) the gain or income is attributable to an office or other fixed place of business maintained in the United States by the holder or (B) the holder has a tax home in the United States.

        Information reporting and backup withholding.    In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as our paying agents, to a non-U.S. holder as long as the income associated with the payments is otherwise exempt from U.S. federal income tax and the holder has provided the required certification that it is a non-U.S. holder, unless either we or our paying agent has actual knowledge that the holder is a U.S. person.

UNDERWRITING

        Chubb and the underwriters named below have entered into an underwriting agreement with respect to the warrants and senior notes represented by the Corporate Units. Subject to certain conditions, each underwriter has severally agreed to purchase the number of warrants and the aggregate principal amount of senior notes represented by the number of Corporate Units set forth in the following table.

Name	Number of Corporate Units
Goldman, Sachs & Co.	8,400,000
Salomon Smith Barney Inc.	8,400,000
Credit Suisse First Boston Corporation	1,400,000
Deutsche Bank Securities Inc.	1,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	1,400,000

Total	21,000,000

        If the underwriters sell more warrants and senior notes represented by Corporate Units than the total number set forth in the table above, the underwriters have an option to buy warrants and senior notes represented by up to an additional 3,000,000 Corporate Units from us to cover such sales. They may purchase those additional warrants and senior notes within a 13 day period beginning on the date of first issuance of the Corporate Units. If any warrants and senior notes represented by Corporate Units are purchased pursuant to this option, the underwriters will severally purchase Corporate Units in approximately the same proportion as set forth above.

        The following table summarizes the underwriting discounts and commissions we will pay.

	No Exercise	Full Exercise
Per Corporate Unit.	$0.75	$0.75
Total	$15,750,000	$18,000,000

        Corporate Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Corporate Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.45 per Corporate Unit. Any such securities dealers may resell any Corporate Units purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.10 per Corporate Unit. If all the Corporate Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The warrants and the senior notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Corporate Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Corporate Units.

        In connection with this offering, the underwriters may purchase and sell the Corporate Units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Corporate Units than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Corporate Units from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Corporate Units or purchasing Corporate Units in the open market. In determining the source of Corporate Units to close out the covered short position, the underwriters will consider, among other things, the price of Corporate Units available for purchase in the open market as compared to the price at which they may purchase Corporate Units through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Corporate Units while this offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Corporate Units sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Corporate Units. As a result, the price of the Corporate Units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        Each underwriter has represented, warranted and agreed that:

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  it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Corporate Units included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

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  it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Corporate Units included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

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  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Corporate Units included in this offering in, from or otherwise involving the United Kingdom; and

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  the offer in The Netherlands of the Corporate Units included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

        We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $500,000.

        We and our executive officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Goldman, Sachs & Co. and Salomon Smith Barney, dispose of, hedge or file with the SEC a registration statement under the Securities Act with respect to, any shares of our common stock or any securities convertible into or exchangeable for our common stock. The foregoing sentence shall not apply to (i) the exercise of options outstanding as of the date of this prospectus supplement, (ii) dispositions of common stock by such executive officers or directors by gift to members of such directors' or officers' immediate families or to trusts established for the benefit of members of such directors' or officers' immediate families (provided that any such recipient agrees in writing as a condition to receiving such common stock to be bound by the foregoing restrictions), (iii) dispositions of common stock by such executive officers or directors by bona fide gift to charitable organizations, (iv) our issuance of stock options and restricted stock to employees, provided that such options are not exercisable, and such restricted stock grants do not vest, before the expiration of the 90-day period, (v) our issuance and sale of common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date of this prospectus supplement and (vi) our issuance of common stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement. Goldman, Sachs & Co. and Salomon Smith Barney in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the warrants and the remarketing of the senior notes.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform services for, us and our affiliates in the ordinary course of business. Citigroup Inc., the ultimate parent of Salomon Smith Barney Inc., one of the underwriters, holds 9,567,208 shares of our common stock (substantially all of which are held on behalf of third parties), or approximately 5.6% of our outstanding shares of common stock based on the number of shares outstanding at October 31, 2002. In addition, affiliates of Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., another underwriter, are lenders under, and perform certain other roles with respect to, certain of our credit facilities.

LEGAL MATTERS

        The validity of the warrants and the senior notes will be passed upon for Chubb by Cleary, Gottlieb, Steen & Hamilton, New York, New York and for the underwriters by Davis Polk & Wardwell. Cleary, Gottlieb, Steen & Hamilton and Davis Polk & Wardwell will rely as to all matters of New Jersey law upon the opinion of Drinker Biddle & Shanley LLP, Florham Park, New Jersey, New Jersey counsel to Chubb.

EXPERTS

        The consolidated financial statements and schedules incorporated by reference or appearing in The Chubb Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including the registration statement, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

        In addition, our common stock is listed on the New York Stock Exchange, and such reports and other information concerning us may also be inspected at their offices at 20 Broad Street, New York, New York 10005. Our common stock's ticker symbol is "CB."

        This prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus supplement, the subsequent information will also become part of this prospectus supplement and will supersede the earlier information.

        We are incorporating by reference the following documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001; and

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

        The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Documents by Reference."

        We are also incorporating by reference into this prospectus supplement all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

        You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by contacting us at:

    The Chubb Corporation
    15 Mountain View Road
    Warren, New Jersey 07061-1615
    Attention: Corporate Secretary
    Telephone: (908) 903-2000

PROSPECTUS

$1,200,000,000

The Chubb Corporation

Debt Securities, Warrants, Preferred Stock and Common Stock

        We may offer from time to time debt securities, warrants, preferred stock and common stock: We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms "Chubb", "we", "us", and "our" refer to The Chubb Corporation.

Dated April 3, 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading Where You Can Find More Information.

THE CHUBB CORPORATION

        Chubb is a holding company with subsidiaries primarily engaged in the property and casualty insurance business. Chubb traces its history back to the formation in 1882 of Chubb & Son, an underwriter and manager of insurance companies, and the founding in 1901 of its principal property and casualty insurance subsidiary, Federal Insurance Company. Since our founding as a specialized manager of marine insurance, our property and casualty business has expanded to include most forms of property and casualty coverages. Our property and casualty insurance subsidiaries provide insurance coverages principally in the United States, Canada, Europe and parts of Australia, Latin America and the Far East. Chubb and its subsidiaries employed approximately 12,600 persons worldwide on December 31, 2001.

        We are a holding company whose primary source of funds for the payment of interest on our obligations or dividends to our stockholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

        Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000. We were organized in 1967 as a New Jersey corporation. We maintain a website at www.chubb.com where general information about us is available. We are not incorporating the contents of the website into this prospectus. We have included our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including its exhibits and schedules.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 28, 2002.

  •
  the description of our common stock contained in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

        Our SEC file number for these reports is 1-8661.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Secretary
The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615
(908) 903-3576.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Certain statements in this prospectus, as well as certain statements incorporated by reference herein, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as "will result", "is expected to", "will continue", "is anticipated", or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain those identifying words. Such forward-looking statements are subject to certain risks, uncertainties and assumptions about our business. The factors that could cause actual results to differ materially from those suggested by any such statements include but are not limited to those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and specifically to risks or uncertainties associated with any one or more of the following:

  •
  the availability of primary and reinsurance coverage, including the implications relating to the absence of terrorism legislation;

  •
  global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

  •
  premium price increases and profitability or growth estimates overall or by lines of business, and related expectations with respect to the timing and terms of any required regulatory approvals;

  •
  our expectations with respect to cash flow projections and investment income and with respect to other income;

  •
  the adequacy of loss reserves including:

  •
  our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;

  •
  any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

  •
  any changes in judicial or legislative decisions relating to coverage and liability for asbestos and toxic waste claims;

  •
  Enron-related effects, including:

  •
  the effects on the energy markets and the companies that participate in them;

  •
  the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

  •
  claims and litigation arising out of accounting disclosures by other companies;

  •
  any legislative or regulatory proposals or changes;

  •
  general economic conditions including:

  •
  changes in interest rates and the performance of the financial markets;

  •
  changes in domestic and foreign laws, regulations and taxes;

    •
    changes in competition and pricing environments;

    •
    regional or general changes in asset valuations;

    •
    the occurrence of significant weather-related or other natural or human-made disasters;

    •
    the inability to reinsure certain risks economically;

    •
    changes in the litigation environment;

    •
    general market conditions.

        We assume no obligation to update any forward-looking information set forth in this prospectus, as well as any statements incorporated by reference herein, which speak as of the respective dates thereof.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

	Years Ended December 31,
	1997	1998	1999	2000	2001
Ratio of consolidated earnings to fixed charges	10.71	16.03	10.40	11.48	0.49	(a)

        For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) which is considered to be representative of the interest factors in the leases.

(a)
For the year ended December 31, 2001, consolidated earnings were not sufficient to cover fixed charges by $46.0 million. Consolidated earnings for the period, as defined, reflect a $635.0 million loss before income taxes from the September 11 attack in the United States and net surety bond losses before income taxes of $220.0 million arising from the bankruptcy of Enron Corp. Excluding the loss from the September 11 attack and the Enron surety losses, the ratio of consolidated earnings to fixed charges would have been 10.00 for the year ended December 31, 2001.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under indentures between us and Bank One Trust Company, N.A., as trustee. The senior debt securities will be issued under a senior debt indenture and the subordinated debt securities under a subordinated debt indenture. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Senior debt securities will be unsecured obligations of Chubb. Subordinated debt securities will be junior in the right of payment to the extent set forth in the junior indenture as further discussed below.

        We have summarized portions of the indentures. The summary is not complete. The indentures have been incorporated by reference as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the indentures for the provisions which may be important to you. The indentures are substantially identical, except for the provisions relating to subordination. See "—Subordinated Debt".

        Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  classification as senior or subordinated debt securities;

  •
  the designation, aggregate principal amount and purchase price;

  •
  the maturity date;

  •
  the interest rate, if any, and the method for calculating the interest rate, if any;

  •
  the interest payment dates and the record dates for the interest payments;

  •
  any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

  •
  the place where we will pay principal and interest;

  •
  if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

  •
  whether the debt securities will be issued in the form of global securities or certificates;

  •
  additional provisions, if any, relating to the defeasance of the debt securities;

  •
  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

  •
  any special United States federal income tax consequences of the debt securities;

  •
  the dates on which premium, if any, will be paid;

  •
  any rights to convert or exchange the debt securities into other securities or property of Chubb;

  •
  if the amount of payments of principal and interest on the debt securities may be determined with reference to an index and how such amounts will be determined; and

  •
  other specific terms, including any additional events of default or covenants.

        Neither of the indentures contains any covenant or other specific protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of Chubb, except to the limited extent described under "—Consolidation, Merger or Sale of Assets".

Senior Debt

        The debt securities we issue under the senior debt indenture will constitute part of the senior debt of Chubb. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Chubb.

Subordinated Debt

        The debt securities we issue under the subordinated debt indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all "senior indebtedness" of Chubb. The subordinated debt indenture defines "senior indebtedness" as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated debt indenture or later incurred or created:

  •
  indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

  •
  indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

  •
  obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

  •
  indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb;

  •
  renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange or in replacement of, indebtedness or obligations described in the preceding clauses unless such indebtedness or obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided, that senior indebtedness does not include any indebtedness issued under the subordinated debt indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated debt indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the notes.

        The subordinated debt indenture does not limit the amount of senior indebtedness that we may incur. (Subordinated debt indenture section 14.1)

        No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness. Upon any acceleration of the maturity of the subordinated debt securities resulting from an event of default, as further discussed below, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of the subordinated debt securities until 120 days after the acceleration and then only if such payment is otherwise permitted at that time. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities. (Subordinated debt indenture sections 14.1, 14.2, 14.3)

        If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Modification and Waiver

        We may not amend the indentures without the consent of each holder affected, in order to, among other things:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount of any debt security;

  •
  reduce the rate or extend the time of payment of interest on any debt security;

  •
  reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

  •
  change the currency of payment of principal of or interest on any debt security;

  •
  extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

  •
  impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder,

  •
  reduce the percentage of debt securities of any series that must consent to an amendment to an indenture to less than a majority;

  •
  reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

  •
  modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security, provided that this clause does not require the consent of any holder with respect to changes in references to "the trustee" and concomitant changes in such section or the deletion of this proviso. (Senior debt indenture and subordinated debt indenture section 8.2)

        A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series. (Senior debt indenture and subordinated debt indenture section 8.2)

        We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

  •
  secure any debt securities issued under such indenture;

  •
  provide for the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

  •
  add to the covenants of Chubb or add additional events of default;

  •
  cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of securities issued under such indenture;

  •
  establish the form and terms of debt securities of any series;

  •
  provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

  •
  change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. (Senior debt indenture and subordinated debt indenture section 8.1)

Events of Default

        These are "Events of Default" under the indentures with respect to each series of debt securities:

          (1)   failure to pay principal, or premium, if any, on any of the debt securities of such series outstanding under such indenture when due;

          (2)   failure to pay any interest on any of the debt securities of such series outstanding under such indenture when due, continued for 30 days;

          (3)   default in the payment, if any, of any sinking fund installment when due, payable by the terms of the debt securities of such series;

          (4)   failure to perform any other covenant of Chubb contained in such indenture continued for 60 days under the senior debt indenture, and 90 days under the subordinated debt indenture, days after written notice; and

          (5)   events of bankruptcy, insolvency or reorganization of Chubb.

        If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee's receipt of indemnification to its satisfaction, shall proceed to protect and enforce its rights and those of the holders of such securities.

        If an Event of Default, other than an Event of Default specified in clause (5), under an indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

        If an Event of Default under an indenture specified in clause (4) occurs with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of all of the debt securities then outstanding under the relevant indenture (treated as one class) may declare the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, due immediately and payable. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

        Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities under the relevant indenture, as the case may be, except in each case a failure to pay principal of or premium, if any, or interest on such debt security. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

        The trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so. (Senior debt indenture and subordinated debt indenture section 5.11)

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Senior debt indenture and subordinated debt indenture section 3.5)

Consolidation, Merger or Sale of Assets

        We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any corporation nor permit any corporation to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

  •
  we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

  •
  after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

  •
  Chubb or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied. (Senior debt indenture and subordinated debt indenture sections 9.1, 9.2, 9.3)

Applicable Law

        The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        Bank One Trust Company, N.A. is the trustee under the senior debt indenture and will be the trustee under the subordinated debt indenture. The trustee's current address is 153 West 51st Street, New York, New York 10019. Bank One is acting as the successor to the original trustee: The First National Bank of Chicago.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement the Depository Trust Company, New York, New York, or DTC, will act as depositary.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Chubb, the trustee, any other agent of Chubb or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. A global security representing any series of debt securities is exchangeable for securities issued in definitive form if an Event of Default under the applicable indenture has occurred and is continuing or an event which with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the debt securities represented by such global security. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

DESCRIPTION OF CAPITAL STOCK

General

        Our certificate of incorporation authorizes us to issue 600,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, par value $1.00 per share. As of March 11, 2002 there were issued 180,150,071 shares of common stock, of which 9,176,349 were treasury shares and 170,973,722 were outstanding, and we had no preferred stock issued or outstanding.

        The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

Common Stock

        The holders of common stock, subject to preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

        The common stock is listed on the New York Stock Exchange under the symbol "CB".

        Under New Jersey law and the certificate of incorporation, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

        The bylaws of Chubb provide that the annual meeting of shareholders will be held on a day in the month of April of each year that the board of directors designates and as stated in a written notice which is mailed or delivered to each shareholder at least ten days prior to any shareholder meeting. The certificate of incorporation and the bylaws provide that shareholder meetings may be held in the State of New Jersey or in the City of New York, State of New York, at such place as the board of directors may designate from time to time.

        The certificate of incorporation further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

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  in the market or otherwise, at such price as may be fixed by the board;

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  to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

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  as may be permitted by law.

        The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07303.

Preferred Stock

        Under our certificate of incorporation, we are authorized to issue up to 4,000,000 shares of preferred stock.

        Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

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  the rate of dividends payable on the preferred stock;

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  the time and prices of redemption;

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  the amount payable upon voluntary redemption;

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  the retirement or sinking fund, if any;

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  the conversion rights, if any;

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  the voting rights, if any (in addition to the voting right described below);

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  the restrictions, if any, on:

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  the creation of indebtedness of Chubb or any subsidiary of Chubb; or

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  the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

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  the restrictions, if any, on:

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  the payment of dividends on common stock;

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  the acquisition of common stock; or

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  any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

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  the number of shares to comprise such series.

        Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock. In accordance with the certificate of incorporation, the 4,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of the board of directors without the vote of the holders of any capital stock of Chubb.

Preferred Stock Depositary Shares

        We may elect to offer fractional interests, referred to in this prospectus as depositary shares, in preferred stock. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Chubb and the preferred stock depositary named in the prospectus supplement relating to such shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange, subscription and liquidation rights. We have summarized the provisions of the deposit agreement. The summary is not complete. The forms of deposit agreement and depositary receipt have been incorporated by reference to the registration statement for these securities that we have filed with the SEC.

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by such holders. (Deposit agreement section 4.01)

        In the event of a non-cash distribution, the preferred stock depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may sell such property and distribute the net proceeds from such sale to such holders. (Deposit agreement section 4.02)

        Upon surrender of a depositary receipt at the corporate trust office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to its terms, the holder of the depositary shares is entitled to delivery of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by such depositary shares.

        If a series of preferred stock represented by depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of redeemed preferred stock. If a portion of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the preferred stock depositary. (Deposit agreement section 2.08)

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will not vote shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing such preferred stock. (Deposit agreement section 4.05)

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Chubb and the preferred stock depositary at any time. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement will terminate only if all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of Chubb and such distribution has been distributed to the holders of depositary receipts. (Deposit agreement sections 6.01, 6.02)

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the preferred stock depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by owners of depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. (Deposit agreement section 5.07)

        The preferred stock depositary may resign at any time by delivering to Chubb notice of its election to do so, and Chubb may at any time remove the preferred stock depositary, upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. (Deposit agreement section 5.04)

        The preferred stock depositary will forward to holders of depositary receipts all reports and communications from Chubb which are delivered to the preferred stock depositary and which Chubb is required or otherwise determines to furnish to the holders of the preferred stock. (Deposit agreement section 4.07)

        Neither the preferred stock depositary nor Chubb will be liable under the deposit agreement to holders of depositary receipts other than for its negligence, willful misconduct or bad faith. Neither Chubb nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding relating to any of the depositary shares or preferred stock unless satisfactory indemnity is furnished. Chubb and the preferred stock depositary may rely upon written advice of its counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. (Deposit agreement section 5.03)

Shareholders Rights Plan

        We have a shareholder rights agreement under which each shareholder has a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and EquiServe Trust Company, N.A., as rights agent. We have summarized portions of the rights agreement. The summary is not complete. The rights agreement has been filed as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the rights agreement for the provisions that may be important to you.

        The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.

        The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

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  10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

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  10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

        Until the distribution date, or earlier redemption or expiration of the rights:

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  the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

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  new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

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  the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

        The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

        As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

        If any person becomes an acquiring person:

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  proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

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  at the option of board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb's assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

        The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

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  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

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  if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

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  upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

        The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

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  a person or group of persons becoming an acquiring person; and

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  March 12, 2009.

        Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

        Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities as well as other types of warrants to purchase preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. Warrants to purchase debt securities are referred to in this prospectus as debt warrants.

Debt Warrants

        The applicable prospectus supplement will describe the terms of the debt warrants offered by such prospectus supplement, the warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

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  the title of the debt warrants;

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  the aggregate number of the debt warrants;

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  the price or prices at which the debt warrants will be issued;

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  the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

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  the designation, aggregate principal amount and terms of the debt securities purchasable on exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each such security;

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  the currency or currencies, including composite currencies or currency units, in which the principal (or premium, if any), or interest, if any, on the debt securities on exercise of the debt warrants will be payable;

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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable on the exercise of each debt warrant and the price at which and the currency or currencies, including composite currency or currency units, in which such principal amount may be purchased on the exercise;

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  the date on which the right to exercise the debt warrants shall commence, and the date on which such right will expire;

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  the maximum and minimum number of the debt warrants which may be exercised at any time;

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  a discussion of the material federal income tax considerations, if any, and

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office, each as indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon such exercise.

Other Warrants

        Chubb may issue other warrants, which may include warrants for preferred stock or common stock. The applicable prospectus supplement will describe the terms of any such other warrants, including information similar to that listed above for debt warrants and any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash such principal amount of debt securities, preferred stock or common stock, as the case may be, at exercise price set forth in the prospectus supplement offering the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement offering the warrants. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the prospectus supplement offering the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

        We may sell the securities:

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  through agents;

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  through underwriters;

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  through dealers; or

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  directly to purchasers.

        Agents designated by us may solicit offers to purchase the securities from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by Chubb to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of securities.

        If a dealer is utilized in the sale of securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement to such sale.

        We may solicit offers to purchase securities directly and we may make sales directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the prospectus supplement relating to such sale.

        We may also offer and sell securities, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        We may indemnify agents, underwriters, dealers and remarketing firms against liabilities, including liabilities under the Securities Act of 1933, and any such agents, underwriters, dealers or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by specified institutions to purchase securities from us, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts we accept.

LEGAL MATTERS

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Drinker Biddle & Shanley LLP.

EXPERTS

        The consolidated financial statements and related financial statement schedules included or incorporated by reference in Chubb's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Ernst & Young LLP, independent auditors, as indicated in their reports dated February 28, 2002 and March 28, 2002, and are included in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        No dealer, salesperson, or other person has been authorized to give any information or to present anything not in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

21,000,000 Common Stock
Purchase Warrants
$525,000,000
4.00% Senior Notes
Due 2007
in the form of
7.00% Equity Units

The Chubb Corporation

Goldman, Sachs & Co.

Salomon Smith Barney

Credit Suisse First Boston

Deutsche Bank Securities

Merrill Lynch & Co.

QuickLinks

SUMMARY
The Chubb Corporation
Recent Developments
Summary Historical Financial Data
The Offering
THE OFFERING — EXPLANATORY DIAGRAMS
RISK FACTORS
Risks Relating to Our Business
Risks Relating to the Securities
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
ACCOUNTING TREATMENT
USE OF PROCEEDS
RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
DESCRIPTION OF THE EQUITY UNITS
DESCRIPTION OF THE WARRANTS
CERTAIN PROVISIONS OF THE WARRANTS, THE WARRANT AGREEMENT AND THE PLEDGE AGREEMENT
DESCRIPTION OF THE SENIOR NOTES
UNITED STATES FEDERAL INCOME TAX
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
THE CHUBB CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS